UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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DRIVEN BRANDS HOLDINGS INC.
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2024

DrivenBrands

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND 2024 PROXY STATEMENT

May 9, 2024 | 12:00 PM

On behalf of the Board of Directors and management of Driven Brands Holdings Inc., we cordially invite you to attend our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 9, 2024, at 12:00 p.m., Eastern Daylight Time. We will be holding the Annual Meeting in a virtual-only format to maximize your ability to participate in the meeting. You will be able to attend, vote, and submit questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/DRVN2024 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, proxy card, or in the instructions that accompanied your proxy materials.

Enclosed are the Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business that will be acted upon at the meeting or any adjournment or postponement thereof, as well as our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (“2023 Annual Report”).

On or about March 27, 2024, we will begin mailing proxy materials, including a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2023 Annual Report and how to vote over the Internet, to request and return a proxy card by mail, or to vote by telephone. For information on how to vote your shares, please refer to the proxy materials you received.

Your vote is important. Even if you plan to attend the Annual Meeting, please follow the instructions provided to you in your proxy materials and vote your shares as soon as possible. This will not prevent you from voting your shares during the Annual Meeting if you are able to attend. Thank you for your continued support of, and interest in, Driven Brands.

Sincerely,

Jonathan Fitzpatrick

President and Chief Executive Officer

March 27, 2024

Driven Brands Holdings Inc. 440 S. Church Street, Suite 700 Charlotte, NC 28202

Meeting Information

DATE	TIME	VIRTUAL MEETING	RECORD DATE

May 9, 2024	12:00 p.m., Eastern Daylight Time	www.virtualshareholdermeeting.com/DRVN2024	March 13, 2024

How to Vote

The vote of every stockholder is very important! Please place your vote one of the following ways:

ONLINE	BY PHONE	BY MAIL	IN PERSON
www.proxyvote.com	Call the telephone number in your proxy materials	Mark, sign, and return proxy card	Attend the virtual annual meeting and cast your vote.

Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, we encourage you to read our Proxy Statement and submit your proxy or voting instructions as soon as possible.

Proposals

PROPOSAL #1	PROPOSAL #2	PROPOSAL #3	PROPOSAL #4

Election of the three Class I director nominees named in this proxy statement, each for a term of three years.	An advisory non-binding vote to approve the compensation of our named executive officers.	Approval of the Amended and Restated Driven Brands Holdings Inc. 2021 Omnibus Incentive Plan.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024.

Stockholders will also transact such other business as may be properly brought before the meeting or any adjournment thereof by or at the direction of the Board. Instructions for accessing the virtual annual meeting are more fully described in the accompanying proxy statement and a list of registered stockholders as of the record date will be accessible during the meeting at www.virtualshareholdermeeting.com/DRVN2024.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 9, 2024:

This notice and the accompanying Proxy Statement and 2023 Annual Report are available here at www.proxyvote.com.

By order of the Board of Directors,

Scott O’Melia

Executive Vice President, General Counsel, and Secretary

Option Exercises and Stock Vested in Fiscal Year 2023	43
Retirement Benefits	44
Potential Payments Upon Termination of Employment or Change in Control	45
Severance Benefits under Employment Agreements and Offer Letters	45

PAY VERSUS PERFORMANCE	49

CEO PAY RATIO	52

PROPOSAL THREE: APPROVAL OF THE AMENDED AND RESTATED DRIVEN BRANDS HOLDINGS INC. 2021 OMNIBUS INCENTIVE PLAN	53

PROPOSAL FOUR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 28, 2024	61
Independent Registered Public Accountants Fees and Services	61

AUDIT COMMITTEE REPORT	62

INFORMATION CONCERNING SOLICITATION AND VOTING	63

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS	64

STOCKHOLDER INFORMATION FOR FUTURE ANNUAL MEETINGS	68

HOUSEHOLDING MATTERS	68

OTHER MATTERS	69

EXHIBIT A	A-1

EXHIBIT B	B-1

DRIVEN BRANDS HOLDINGS INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2024

VOTING MATTERS

This Proxy Statement is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of our Board of Directors (“Board”) for use at Driven Brands Holdings Inc.’s (“Driven Brands” or the “Company”) 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 9, 2024 at 12:00 p.m., Eastern Daylight Time (“EDT”), virtually via live webcast at www.virtualshareholdermeeting.com/DRVN2024, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of 2024 Annual Meeting of Stockholders. Only stockholders of record at the close of business on March 13, 2024, the record date, are entitled to notice of and to vote at our Annual Meeting.

On or about March 27, 2024, we will begin mailing proxy materials, including a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (“2023 Annual Report”) and how to vote over the Internet, to request and return a proxy card by mail, or to vote by telephone. For information on how to vote your shares, please refer to the proxy materials you received.

Stockholders are being asked to vote on the following matters at our Annual Meeting:

Management Proposal:		For More Information	Board Recommendation	Vote Required for Approval

1.	Election of the three Class I director nominees named in this proxy statement, each for a term of three years	Page 2	FOR ALL	Plurality of votes cast

2.	Approval, on a non-binding advisory basis, of the compensation of our named executive officers	Page 24	FOR	Majority of shares present and entitled to vote

3.	Approval of the Amended and Restated Driven Brands Holdings Inc. 2021 Omnibus Incentive Plan	Page 53	FOR	Majority of shares present and entitled to vote

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024	Page 61	FOR	Majority of shares present and entitled to vote

You may cast your vote in any of the following ways:

ONLINE	BY PHONE	BY MAIL	IN PERSON
Please log on to www.proxyvote.com and submit a proxy to vote your shares of the Company’s common stock by 11:59 p.m., EDT, on May 8, 2024.	Please call the telephone number in your proxy materials until 11:59 p.m., EDT, on May 8, 2024.	Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form so that it is received by the Company prior to the Annual Meeting.	You may attend the virtual Annual Meeting and cast your vote at www.virtualshareholder meeting.com/DRVN2024.

2024 Proxy Statement	1

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will vote to elect Neal Aronson, Jonathan Fitpatrick, and Jose Tomas as the three nominees named in this Proxy Statement as Class I directors (the “Class I Nominees”). Our Board of Directors has nominated the Class I Nominees to serve as directors for a term expiring at the 2027 Annual Meeting of Stockholders or until their successor has been duly elected and qualified. The persons named as proxies will vote to elect the Class I Nominees unless a stockholder indicates on their proxy that such stockholder’s shares should be withheld with respect to any of the nominees.

If any Class I Nominee becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the Board of Directors to fill the vacancy. All the nominees are currently serving as directors, and we do not expect that the nominees will be unavailable or will decline to serve.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR ALL” OF THE THREE CLASS I DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

2	2024 Proxy Statement

OUR BOARD OF DIRECTORS

The following table sets forth certain information about our directors and committees as of March 27, 2024.

Skills and Experience

	Neal Aronson*	Jonathan Fitzpatrick	Catherine Halligan	Damien Harmon	Chadwick Hume	Rick Puckett	Karen Stroup	Peter Swinburn	Michael Thompson	Jose Tomás

Executive Leadership

Retail Experience

Strategy and Innovation

Franchise Experience

Financial/Accounting Expertise

Technology / Digital / Cybersecurity

Human Capital

Tenure and Independence

Tenure (years)	4	6	4	0	4	4	4	4	4	2

Class	I	I	II	III	III	II	III	III	II	I

Current Term Expiration	2027	2027	2025	2026	2026	2025	2026	2026	2025	2027

Independence

Committee Membership

Audit						C

Compensation			C

Nominating and Corporate Governance								C

Demographics

Age	59	53	60	45	37	70	48	71	41	56

Gender Identity	M	M	F	M	M	M	F	M	M	M

African American or Black

Alaskan Native or Native American

Asian

Hispanic or Latinx

White

Two or More Races or Ethnicities

LGBTQ+

Did Not Disclose Demographic Background

* Chairman of the Board

2024 Proxy Statement	3

Set forth below is a brief biography of each of our directors, including our director nominees. There are no family relationships among our directors and executive officers.

Directors

Class I Directors

The term of the following three Class I directors will expire at the Annual Meeting. The Class I Nominees are the only nominees for election at the Annual Meeting, for a term that will expire at the 2027 Annual Meeting of Stockholders or until each of their successors has been duly elected and qualified. All of our Class I Nominees were previously elected by stockholders at our 2021 Annual Meeting of Stockholders, except for Jose Tomás, who was appointed by the Board effective July 11, 2022 and initially recommended to the Board by a current director.

Neal Aronson

Neal Aronson became a member of our Board of Directors in December 2020, previously served as a member of the board of managers of Driven Investor LLC, and has served as chairman of our Board of Directors since the consummation of our initial public offering in January 2021 (“IPO”). Mr. Aronson founded Roark Capital Management, LLC, a private equity firm (“Roark”), and serves as its Managing Partner, a position he has held since 2001. Prior to founding Roark, Mr. Aronson was Co-Founder and Chief Financial Officer for U.S. Franchise Systems, Inc., or USFS, a franchisor of hotel chains. Prior to USFS, Mr. Aronson was a private equity professional at Rosecliff (a successor company to Acadia Partners), Odyssey Partners (a private equity firm), and Acadia Partners (now Oak Hill, an investment firm). Mr. Aronson began his career in the corporate finance department at Drexel, Burnham, Lambert Inc. (a former investment bank). Mr. Aronson received a B.A. from Lehigh University. Mr. Aronson is a designated director nominee by Driven Equity LLC and RC IV Cayman ICW Holdings LLC (collectively, our “Principal Stockholders”) under the Stockholders Agreement (as defined below).

Qualifications: Mr. Aronson’s experience as a private equity partner, chief financial officer, and in other senior executive leadership roles working with franchise companies in the retail, consumer, and business services industries, and knowledge of complex financial matters provide him with valuable and relevant experience in franchise administration, strategic planning, corporate finance, financial reporting, mergers and acquisitions, and leadership of complex organizations, and provide him with the qualifications and skills to serve as a director.

4	2024 Proxy Statement

Jonathan Fitzpatrick

Jonathan Fitzpatrick serves as our President, Chief Executive Officer, and a member of our Board of Directors. Mr. Fitzpatrick has served as our President and Chief Executive Officer since July 2012, as a member of our Board of Directors since April 2018, and previously served as a member of the board of managers of Driven Investor LLC. Mr. Fitzpatrick currently serves as a member of the board of directors of Nothing Bundt Cakes, a gourmet bakery, privately held by affiliates of Roark Capital Management, LLC. Prior to joining the Company, Mr. Fitzpatrick served in various capacities with Burger King Corporation (a fast food restaurant company) both prior to and after its acquisition by 3G Capital (a global investment firm). Between February

2011 and June 2012, he was Executive Vice President, Chief Brand and Operations Officer for Burger King. From October 2010 to February 2011, he was Executive Vice President of Global Operations and between August 2009 and October 2010, Senior Vice President of Operations, Europe, Middle East, and Africa. Prior to this role, he was Senior Vice President, Development and Franchising from July 2007 through August 2009. Mr. Fitzpatrick earned a Bachelor’s and Graduate degree from University College in Dublin, Ireland.

Qualifications: Mr. Fitzpatrick’s experience as the President and Chief Executive Officer of Driven Brands, as well as his extensive knowledge and leadership experience with franchise companies, provide him with the qualifications and skills to serve as a director.

Jose Tomás

Jose Tomás became a member of our Board of Directors in July 2022. Since 2021, Mr. Tomás has served as the Chief Administrative Officer at TelevisaUnivision Inc., the leading Spanish-language media and content company in the world. In this role, he oversees strategic functions essential to TelevisaUnivision’s success, including Human Resources; Corporate Communications; Facilities/Real Estate; Social Impact; Diversity, Equity and Inclusion; and Corporate Safety, Health and Security. Prior to TelevisaUnivision, from 2018 to 2021, he served as co-founder and managing partner of BrandSparc, a global communications, branding and human resources firm. From 2017 to 2018, he was a member of General Motors’ global senior executive leadership team where he served as Senior Vice President of Global Human Resources.

Mr. Tomás also served as Executive Vice President and Chief Human Resources Officer at Anthem, Inc. from 2013 to 2017. In this role, he was responsible for Human Resources; Corporate Communications; Diversity, Equity and Inclusion; and Corporate Security.

Previously, Mr. Tomás held senior operations and administrative roles at Burger King Corporation, where he served as both president, Latin America and Caribbean region, and Global Chief People Officer. Mr. Tomás has also held human resources positions with Ryder System Inc., and operations and Human Resources roles at Publix Super Markets.

Mr. Tomás holds a bachelor’s degree in business administration and a master’s in management from Florida International University.

Qualifications: Mr. Tomás’s experience as a leader with large organizations with expertise in operations, people, and culture provide him with the qualifications to be a director.

2024 Proxy Statement	5

Class II Directors

The term of the following three Class II directors will expire at the 2025 Annual Meeting.

Catherine (Cathy) Halligan

Catherine (Cathy) Halligan became a member of our Board of Directors in December 2020 and previously served as a member of the board of managers of Driven Investor LLC. Ms. Halligan has served as an advisor to Chanel (a fashion company) since 2014. Ms. Halligan served as an Advisor from January to April 2012 and Senior Vice President, Sales & Marketing from July 2010 to December 2011 of PowerReviews Inc. (a leading SaaS software for customer reviews and social commerce) and prior to joining PowerReviews Inc., from 2005 to 2010, she held senior marketing and e-commerce roles at Walmart, including Chief Marketing Officer of Walmart.com from 2007 to 2009 and as Vice President Market Development, Global eCommerce from 2009 to 2010. Ms. Halligan also held executive roles at Williams- Somona, Inc., Blue Nile, and Gymboree. Ms. Halligan also serves as a director for Ferguson plc (a North American value-added distributor of infrastructure, plumbing, and HVAC products) where she serves on the Audit, Compensation, and Nominating and Governance Committees, Ulta Beauty Inc. (a retailer of All Things Beauty All In One Place), where she chairs the Compensation Committee and is a member of the Nominating and Governance Committee, and Jeld-Wen Holding, Inc. (a leading global manufacturer of high performance interior and exterior building products) where she serves on the Audit and Compensation Committees. She previously served as a director of FLIR Systems Inc. (a producer of thermal imaging cameras, components, and imaging sensors), where she chaired the Compensation Committee and was a member of the Audit Committee from 2014 to 2021. Ms. Halligan received a B.S. from Northern Illinois University.

Qualifications: Ms. Halligan’s extensive board experience and experience in digital transformation, marketing, and retail provide her with the qualifications and skills to serve as a director.

Rick Puckett

Rick Puckett became a member of our Board of Directors in December 2020 and previously served as a member of the board of managers of Driven Investor LLC. From December 2006 to December 2016, Mr. Puckett was the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Snyder’s-Lance, Inc. (a snack food products company). Prior to Snyder’s-Lance, Mr. Puckett was Executive Vice President, Chief Financial Officer and Treasurer of United Natural Foods, Inc. (a North American food wholesaler). Mr. Puckett serves as a director, chairman of the Compensation Committee, and a member of the Audit Committee for SPX Corporation (a supplier of highly engineered infrastructure equipment technologies)

and as a director, chairman of the Audit Committee, and a member of the Compensation and Nominating and Corporate Governance Committees of Whitehorse Finance, Inc. (an investment company), positions he has held since May 2016 and December 2012, respectively. Mr. Puckett served as a member of the Board of Directors for Pet Valu, Inc., (a pet specialty retailer company, from August 2019 to May 2023) where he served as the Chairman of the Audit Committee. He also served on the Board of Directors for Late July Brands, a privately-held food company, from 2007 through 2010. Mr. Puckett is a Certified Public Accountant, and he received a B.S. in Accounting and an M.B.A. from the University of Kentucky.

Qualifications: Mr. Puckett’s experience in leadership roles at his past companies, significant knowledge and understanding of corporate finance and financial reporting, and his expert background as a Certified Public Accountant provide him with the qualifications and skills to serve as a director.

6	2024 Proxy Statement

Michael Thompson

Michael Thompson became a member of our Board of Directors in December 2020 and previously served as a member of the board of managers of Driven Investor LLC. Mr. Thompson joined Roark in 2010 and currently serves as a Managing Director. Prior to joining Roark, Mr. Thompson worked at Montage Partners (Phoenix-based private equity firm). Before Montage, Mr. Thompson served as a Senior Associate at Kroll Zolfo Copper (a financial advising company). Mr. Thompson received a B.A. from Pomona College and an M.B.A. from the University of Chicago Booth School of Business. Mr. Thompson is a designated director nominee by our Principal Stockholders under the Stockholders Agreement.

Qualifications: Mr. Thompson’s involvement with his respective firms’ investments in various companies, in-depth knowledge, and industry experience, coupled with his skills in private financing and strategic planning, provide him with the qualifications and skills to serve as a director.

Class III Directors

The term of the following four Class III directors will expire at the 2026 Annual Meeting.

Damien Harmon

Damien Harmon became a member of our Board of Directors in January 2024. He has served as the Senior Executive Vice President of Customer, Channel Experiences & Enterprise Services for Best Buy Co., Inc., a consumer electronics retailer since April 2023. In this role, he is responsible for the end-to-end customer experience and the work that enhances every interaction with Best Buy customers and its employees. His areas of responsibility include stores and operations, in-home services and sales, virtual experiences, call centers, membership, and customer strategy, relationship offerings and insights. He also leads Geek Squad, Best Buy’s national tech-support organization dedicated to helping customers learn about and enjoy their technology. Prior to his current role, Harmon served as Best Buy’s

Executive Vice President of Omnichannel from 2021 to 2023 where he established a dedicated operations plan to enhance the company’s ability to create seamless experiences for Best Buy customers, as President of Operations from 2020 to 2021, and as Senior Vice President of Workforce Design from 2019 to 2020. In addition to his time at Best Buy, he has held executive-level roles at Bridgestone Americas Inc., including serving as President of GCR Commercial Tires and as the Chief Operating Officer of Bridgestone Retail Operations. He holds a Bachelor’s Degree in Management from the University of Phoenix.

Qualifications: Mr. Harmon’s deep experience in competitive and evolving retail environments and in delivering exceptional customer experiences provides him with the qualifications and skills to serve as a director.

2024 Proxy Statement	7

Chadwick (Chad) Hume

Chadwick (Chad) Hume became a member of our Board of Directors in December 2020 and previously served as a member of the board of managers of Driven Investor LLC. Mr. Hume joined Roark in 2009 and currently serves as a Principal. Prior to joining Roark, Mr. Hume worked at Houlihan Lokey (an investment bank) and Bank of America (a financial services company). Mr. Hume received a B.B.A. from the Terry College of Business at the University of Georgia. Mr. Hume is a designated director by our Principal Stockholders under the Stockholders Agreement.

Qualifications: Mr. Hume’s experience with his firm’s investments in branded consumer companies, expertise in corporate strategy and organization, and relevant experience in the industry provide him with the qualifications and skills to serve as a director.

Karen Stroup

Karen Stroup became a member of our Board of Directors in December 2020 and previously served as a member of the board of managers of Driven Investor LLC. Ms. Stroup currently serves as the Chief Digital Officer of WEX, Inc. (a payments technology company), where she leads product management, design, data & analytics, and WEX’s customer and digital transformation. Prior to WEX, Ms. Stroup was the Chief Digital Officer at Thomson Reuters (a multinational media conglomerate) from 2019-2021, where she led Thomson Reuters’s end-to-end transformation to be a global digital company, leveraging data and shared capabilities to improve Net Promoter Score, grow revenue and improve sales and marketing efficiency. Prior to joining Thomson Reuters, Ms. Stroup has also served as Director, Digital BCG Accelerator for The Boston Consulting Group, Chief Digital Officer at TreeHouse (a home upgrade company) in 2018, as Senior Vice President, The Garage at Capital One Financial Corporation (a bank holding company) from 2016 to 2018, and as Vice President, Product Management at Intuit, Inc. (a financial software company) from 2007 to 2016. Ms. Stroup received a B.B.A. from the University of Notre Dame and an M.B.A. from Dartmouth College.

Qualifications: Ms. Stroup’s experience in leading digital transformations and delivering results leveraging customer-driven innovation provide her with the qualifications and skills to serve as a director.

8	2024 Proxy Statement

Peter Swinburn

Peter Swinburn became a member of our Board of Directors in December 2020 and previously served as a member of the board of managers of Driven Investor LLC. Mr. Swinburn served as the Chief Executive Officer of Molson Coors (a multinational drink and brewing company) from 2008 to 2014.

He currently serves on the boards of Express Inc. (a specialty retail apparel chain) where he is the Chair of the Compensation and Nominating and Governance Committee. Mr. Swinburn also sits on the boards of Wales Millennium Centre (an arts center), and The Rise (a housing development company) each, a privately-held company. Mr. Swinburn previously served as a director for Cabela’s Inc. (a specialty retailer of outdoor recreation merchandise), from 2015 to 2021, High Level Software Ltd (a software company), and Fuller Smith & Turner (a brewing company). Mr. Swinburn received a B.Sc. from University of Wales, Cardiff.

Qualifications: Mr. Swinburn’s extensive board experience and significant knowledge and understanding of business development, strategic planning, and consumer brand marketing provide him with the qualifications and skills to serve as a director.

2024 Proxy Statement	9

CORPORATE GOVERNANCE

Information about our Board

The composition of our board of directors is strategically designed to effectively guide our strategy and oversee our operations. We believe that an effective board should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives, and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations.

Our Board of directors currently has ten members, including six independent members and is divided into three classes, each serving staggered three-year terms of office, in accordance with our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws (our “Bylaws”). Each director is to hold office until such director’s term expires, their successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal.

Selection of Nominees for our Board of Directors

The evaluation and selection of qualified director nominees is a key aspect of the Nominating and Corporate Governance Committee’s (the “NCGC”) regular evaluation of the composition of, and criteria for membership on, the Board. The NCGC also recommends to our Board of Directors for approval director nominees consistent with such director qualification criteria, applicable law, and the requirements of the Nasdaq Stock Market (“Nasdaq”), and any obligations under our contractual arrangements, including the Stockholders Agreement.

With respect to director nominee procedures, the NCGC utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers, or stockholders, or it may choose to engage a search firm. The NCGC actively seeks to achieve a diversity of professional and personal backgrounds on our board. Additionally, the NCGC selects potential candidates based on their independence, demonstrated leadership ability, and ability to exercise sound judgment. It also takes into account the backgrounds and qualifications of the Board of Directors as a group to provide a significant breadth of experience, knowledge, and abilities that will assist the Board of Directors in fulfilling its responsibilities. Ultimately, the NCGC seeks to recommend to our Board of Directors only those nominees whose specific qualities, experience, and expertise will augment the skills, experiences and qualities on our Board of Directors and whose past experience evidences that they will: (1) dedicate sufficient time, energy, and attention to support the diligent performance of Board of Directors’ duties; (2) comply with the duties and responsibilities of directors set forth in our Bylaws; (3) comply with all duties of care, loyalty, and confidentiality applicable to them as directors; and (4) adhere to our Code of Conduct and Ethics, including, but not limited to, the policies on conflicts of interest expressed therein.

In connection with our IPO, we entered into the Stockholders Agreement (the “Stockholders Agreement”) with the Principal Stockholders, each of which is a related entity of Roark Capital Management, LLC. The Stockholders Agreement provides our Principal Stockholders the right to nominate to our Board of Directors a number of designees equal to: (i) a majority of the total number of directors comprising our Board of Directors at such time as long as affiliates of our Principal Stockholders beneficially own at least 50% of the shares of our common stock outstanding and entitled to vote generally in the election of our directors; (ii) 40% of the total number of directors comprising our Board of Directors at such time as long as affiliates of our Principal Stockholders beneficially own at least 40% but less than 50% of the shares of our common stock outstanding and entitled to vote generally in the election of our directors; (iii) 30% of the total number of directors comprising our Board of Directors at such time as long as affiliates of our Principal Stockholders beneficially own at least 30% but less than 40% of the shares of our common stock outstanding and entitled to vote generally in the election of our directors; (iv) 20% of the total number of directors comprising our Board of Directors at such time as long as affiliates of our Principal Stockholders beneficially own at least 20% but less than 30% of the shares of our common stock outstanding and entitled to vote generally in the election of our directors; and (v) 10% of the total number of directors comprising our Board of Directors at such time as long as affiliates of our Principal Stockholders beneficially own at least 5% but less than 20%

10	2024 Proxy Statement

of the shares of our common stock outstanding and entitled to vote generally in the election of our directors. Pursuant to the Stockholders Agreement, the Principal Stockholders currently have the ability to designate up to five director nominees and have a consent right over changes to the current size of our Board of Directors. Consistent with these rights, the Principal Stockholders have designated Neal Aronson as a Class I director nominee, and have previously designated Michael Thompson, a Class II director, and Chad Hume, a Class III director, as director nominees.

Other than designees nominated pursuant to the Stockholders Agreement described above, the NCGC considers stockholder recommendations of qualified nominees that are submitted in accordance with the procedures for director nominations described in our Bylaws. Each recommendation submitted in this manner must contain the information specified in our Bylaws, including, but not limited to, information with respect to the beneficial ownership of our common stock and any agreement, arrangement, or understanding with respect to the nomination or similar agreement the proposing stockholder has entered into with respect to our common stock. To be timely, a stockholder’s notice shall be delivered to our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, then stockholders must provide notice within the time periods specified in our Bylaws. See our Bylaws for additional information regarding stockholder director nominees. Other than the Company’s contractual obligations under the Stockholders Agreement, mentioned above, the NCGC does not have a policy with regard to the consideration of any director candidates recommended by stockholders because the committee considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates.

Our Board’s Leadership Structure

Our board regularly reviews its leadership structure to confirm that it remains appropriate for the Company as the business grows and the environment in which we operate evolves. As of the date hereof, Mr. Fitzpatrick serves as our Chief Executive Officer and Mr. Aronson serves as our Chairman of the Board of Directors. Our Board of Directors believes that this leadership structure, separating the Chairman and Chief Executive Officer roles, is appropriate for the Company at this time, since it allows Mr. Fitzpatrick to focus on the day-to-day operation of the business, operational leadership, and strategic direction of the Company. At the same time, Mr. Aronson can focus on leadership of the Board of Directors, including calling and presiding over Board meetings, preparing meeting agendas in collaboration with the Chief Executive Officer, and serving as a liaison and supplemental channel of communication between the Board of Directors and the Chief Executive Officer.

Executive Sessions of our Board of Directors

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled. In addition, at least once a year, the independent directors are afforded the opportunity to meet in a private session that excludes management and non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session. Committees of the Board also meet periodically in executive session.

Director Independence

As our Principal Stockholders control more than 50% of our combined voting power, we are considered a controlled company under Nasdaq and the Securities and Exchange Commission (“SEC”) rules. Under the applicable rules and regulations of the SEC and Nasdaq, we are not required to have a majority of independent directors, as such term is defined by the applicable rules and regulations of Nasdaq. Nevertheless, currently six of our ten directors are independent. Our independent directors are Mses. Halligan and Stroup and Messrs. Harmon, Puckett, Swinburn, and Tomás.

2024 Proxy Statement	11

Each of our committees is chaired by, and composed solely of, independent directors. Mr. Puckett is the Chair of the Audit Committee, Ms. Halligan is the Chair of the Compensation Committee, and Mr. Swinburn is the Chair of the NCGC.

Our Board’s Oversight of Risk

Risk oversight is a critical aspect of the Company meeting its strategic objectives.

Our Board and its Committees

The committees of our Board of Directors are the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board may also establish other committees in the future as it deems necessary. In the past, but not currently, we have availed ourselves of the controlled company exception under the Nasdaq rules, which exempts us from certain requirements, including the requirements that we have a majority of independent directors on our Board of Directors and that we have a compensation committee and a nominating and corporate governance committee composed entirely of independent directors. We are, however, currently subject to the requirement that we have an audit committee composed entirely of independent members.

If at any time we cease to be a controlled company under the Nasdaq rules, to the extent the Company and its Board and committees are not already compliant with the Nasdaq rules, they will take all action necessary to comply with the applicable rules, including appointing a majority of independent directors to the Board of Directors and establishing certain committees composed entirely of independent directors, subject to a permitted phase-in period.

Committees of our Board of Directors

Our Board of Directors adopted written charters for each of its standing committees, all of which are available in the Governance—Documents & Charters section of our website at https://investors.drivenbrands.com. Committee members and committee chairs are appointed by the Board of Directors. Pursuant to the Stockholders Agreement, the Principal Stockholders have the right to designate members to each committee of our Board of Directors in

12	2024 Proxy Statement

proportion to their representation on the Board of Directors, except where prohibited by applicable laws or stock exchange regulations, in which case our Principal Stockholders are entitled to appoint observer members of any such restricted committee. Presently, directors designated by the Principal Stockholders do not serve on any committees of the Board.

Audit Committee

Our Audit Committee consists of Rick Puckett, Karen Stroup, and Peter Swinburn. Our Board of Directors determined that Rick Puckett qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that all Audit Committee members are independent as independence is defined in Rule 10A-3 of the Exchange Act and under the Nasdaq listing standards. The principal duties and responsibilities of our Audit Committee are as follows:

•	to prepare the annual audit committee report to be included in our annual proxy statement;

•	to oversee and monitor our financial reporting process;

•	to oversee and monitor the integrity of our financial statements and internal control system;

•	to appoint, oversee and review the retention, performance, and compensation of our independent registered public accounting firm;

•	to oversee the independence of our independent registered public accounting firm;

•	to oversee and monitor the performance, appointment, and retention of our senior internal audit staff person;

•	to discuss, oversee, and monitor policies with respect to risk assessment and risk management;

•	to oversee and monitor our compliance with legal and regulatory matters; and

•	to provide regular reports to the Board of Directors.

The Audit Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Compensation Committee

Our Compensation Committee consists of Cathy Halligan, Damien Harmon, Karen Stroup, and Jose Tomás. The principal duties and responsibilities of the Compensation Committee are as follows:

•	to review our compensation policies and programs;

•	to review and make recommendations to the Board of Directors regarding the corporate goals and objectives relevant to the compensation of the Company’s chief executive officer on an annual basis;

•	to review and approve the corporate goals and objectives relevant to the compensation of the Company’s executive officers, other than chief executive officer, on an annual basis;

•	to review and approve our incentive compensation plans, equity-based compensation plans, and retirement plans;

•	to administer incentive compensation and equity-related plans;

•	to oversee the administration of the Company’s clawback policy; and

•	to prepare an annual compensation committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.

The Compensation Committee has the authority to retain or terminate, at its sole discretion, compensation consultants, independent legal counsel, or other advisors to assist the Compensation Committee in its responsibilities, such as a compensation consultant to assist in the evaluation of employee compensation, and to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. The Compensation Committee may form and delegate authority to subcommittees as it sees fit, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirement of the Nasdaq listing rules, subject to any applicable controlled company or other exemption.

2024 Proxy Statement	13

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Cathy Halligan, Peter Swinburn, and Jose Tomás. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	to identify candidates qualified to become directors of the Company, consistent with criteria approved by our Board of Directors;

•

to recommend to our Board of Directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the board;

•	to recommend to our Board of Directors candidates to fill vacancies and newly created directorships on the Board of Directors;

•	to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•	to develop and recommend to our Board of Directors guidelines setting forth corporate governance principles applicable to the Company;

•	to recommend to our Board of Directors the compensation of non-executive directors for their service to the Board;

•	to develop and recommend to our Board of Directors a succession plan for the chief executive officer and other executive officers as deemed necessary from time to time; and

•	to oversee the annual evaluation of our Board of Directors and its committees.

Board and Committee Meetings and Attendance

During fiscal year 2023, our Board of Directors held six meetings, our Audit Committee held nine meetings, our Compensation Committee held eight meetings, and our Nominating and Corporate Governance Committee held four meetings. All of our directors attended at least 75% of all meetings of our Board of Directors and 75% of the meetings of the committees on which they served that were held during the period that the director served on the Board and committee. All of our directors then serving attended the annual meeting held in 2023. All of our directors are expected to attend the upcoming Annual Meeting.

Hedging and Pledging Policy

The Company’s Securities Trading Policy prohibits our directors, officers, and other employees, and their designees, from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities.

Additionally, the Board of Directors, generally in its discretion, prohibits the Company’s directors, officers, employees, and their household and immediate family from engaging in transactions regarding purchasing, or pledging, the Company’s stock on margin, short sales, buying or selling puts, calls, options, or other derivatives in respect of securities of the Company.

Communicating with our Board of Directors

Any stockholder or other interested party may contact our Board of Directors as a group, our independent directors as a group, or any individual director by sending written correspondence to them in care of our Secretary and General Counsel at our principal executive offices at 440 S. Church Street, Suite 700, Charlotte, NC 28202. All communications are reviewed by the Secretary and General Counsel and provided to the members of our Board of Directors as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our Board of Directors will not be provided to directors.

14	2024 Proxy Statement

Code of Conduct and Ethics

Our Board of Directors adopted a Code of Conduct and Ethics that applies to all our directors, officers, and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by SEC rules. The Code of Conduct and Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. Our Code of Conduct and Ethics is supported by underlying policies. The Code of Conduct and Ethics is available under the Governance—Documents & Charters section of our website at https://investors.drivenbrands.com..

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and/or changes of ownership with the SEC and to furnish us with copies of the reports they file. To assist with this reporting obligation, the Company prepares and files ownership reports on behalf of its executive officers and directors pursuant to powers of attorney issued by the executive officer or director to a Company representative. Based solely on our review of these reports, or written representations from certain reporting persons, we believe that, all such reporting persons filed the required reports on a timely basis as required by Section 16(a), except for three reports for Mr. Beland covering four transactions (including one late report covering two transactions that occurred in March 2024), which were filed late due to administrative oversight.

Director Compensation

The following table sets forth information concerning the compensation earned by our non-employee directors during the fiscal year ended December 30, 2023.

Name	Fees earned or paid in Cash ($)	Stock Awards(1) ($)	Total ($)

Neal Aronson(2)	—	—	—

Cathy Halligan	101,000	144,989	245,989

Chad Hume(2)	—	—	—

Rick Puckett	100,000	144,989	244,989

Karen Stroup	93,000	144,989	237,989

Peter Swinburn	100,000	144,989	244,989

Michael Thompson(2)	—	—	—

Jose Tomás	91,000	144,989	235,989

(1) Amounts set forth in the Stock Awards column represent the fair value of restricted stock units (“RSUs”) granted to certain of our non-employee directors in 2023 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“FASB Topic 718”) based on the closing price of our common stock on the date of grant.

(2) Directors who are affiliated with Roark do not receive any compensation in connection with their service as directors.

The following table shows the number of RSUs outstanding and the total number of stock options outstanding for each non-employee director as of December 30, 2023. Directors who are affiliated with Roark did not hold any outstanding RSUs or stock options as of such date.

Name	Number of Outstanding Restricted Stock Units	Number of Outstanding Stock Options

Cathy Halligan	5,082	18,182

Rick Puckett	5,082	34,444

Karen Stroup	5,082	18,182

Peter Swinburn	5,082	31,307

Jose Tomás	5,082	—

2024 Proxy Statement	15

Our Board of Directors has approved and implemented the following director compensation program for each of our non-employee directors. The following table sets forth the cash component of our non-employee director compensation policy (which remained unchanged from our 2022 non-employee director cash compensation program):

Recipient(s)	Annual Cash Retainer ($)

Non-employee directors	75,000

Audit Committee chair	25,000

Audit Committee members (excluding chair)	10,000

Compensation Committee chair	20,000

Compensation Committee members (excluding chair)	8,000

Nominating and Corporate Governance committee chair	15,000

Nominating and Corporate Governance committee members (excluding chair)	6,000

In addition to the annual cash retainers set forth above, each of our non-employee directors receives an annual equity award of RSUs. In 2023, the grant date fair value of the RSU grant was approximately $145,000. Annual RSU awards to our non-employee directors generally vest on the first anniversary of the date of grant, subject to such director’s continued service through such date.

16	2024 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than compensation arrangements with our named executive officers (“NEOs”) and directors, we describe below each transaction or series of similar transactions, since January 1, 2023 to which we were a party or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors (or director nominees), executive officers, beneficial owners of more than 5% of the Company stock, any immediate family member of the foregoing, and any entity in which any of the foregoing persons is employed, or is a partner or principal or in which that person has a 10% or greater beneficial ownership interest) had, has, or will have a direct or indirect material interest.

Compensation arrangements with our NEOs and directors are described in the sections entitled “Executive Compensation” and “Corporate Governance—Director Compensation,” respectively.

Policies and Procedures for Related Person Transactions

We have adopted a written Related Person Transaction Policy (the “RPT Policy”), which sets forth our policy with respect to the review, approval, ratification, and disclosure of all related person transactions by our Audit Committee. In accordance with the RPT Policy, our Audit Committee has overall responsibility for implementation of and compliance with the RPT Policy.

For purposes of the RPT Policy, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we were, are, or will be a participant and the amount involved exceeded, exceeds, or will exceed $120,000 and in which any related person (as defined in the policy) had, has, or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Audit Committee.

The RPT Policy requires that notice of a proposed related person transaction be provided to our Legal Department prior to entering into such transaction. If our Legal Department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the RPT Policy, our Audit Committee will be permitted to approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event we become aware of a related person transaction that has not been previously reviewed, approved, or ratified under the RPT Policy and that is ongoing or is completed, the transaction will be submitted to our Audit Committee so that it may determine whether to ratify, rescind, or terminate the related person transaction.

The RPT Policy also provides that our Audit Committee will review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Related Person Transactions

Stockholders Agreement

In connection with our IPO, on January 15, 2021, we entered into a Stockholders Agreement with the Principal Stockholders, which, as further described below, contains certain rights for the Principal Stockholders.

Consent Rights

For so long as the Principal Stockholder Entities collectively beneficially own at least 25% of our common stock, the Principal Stockholders will have approval rights over the following actions:

•	entering into or effecting a Change in Control (as defined in the Stockholders Agreement);

2024 Proxy Statement	17

•

entering into any agreement providing for the acquisition or divestiture of assets or equity security of any Person (as defined in the Stockholders Agreement), in each case providing for aggregate consideration in excess of $50 million;

•

entering into any joint venture or similar business alliance having a fair market value as of the date of formation thereof (as reasonably determined by the Board of Directors) in excess of $50 million;

•

initiating a voluntary liquidation, dissolution, receivership, bankruptcy, or other insolvency proceeding involving the Company or any Subsidiary (as defined in the Stockholders Agreement) of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Exchange Act;

•	any material change in the nature of the business of the Company or any Subsidiary, taken as a whole;

•

any redemption, acquisition, or other purchase of any shares of common stock (a “Repurchase”) other than Repurchases in accordance with any existing compensation plan of the Company or any Subsidiary or a Repurchase from an employee in connection with such employee’s termination of employment with the Company or any Subsidiary;

•	any payment or declaration of any dividend or other distribution on any shares of common stock or entering into any recapitalization transaction, the primary purpose of which is to pay a dividend;

•

the incurrence of indebtedness for borrowed money (including through capital leases, the issuance of debt securities, or the guarantee of indebtedness of another Person) in an aggregate principal amount in excess of $50 million, other than (x) the incurrence of trade payables arising in the ordinary course of business of the Company and its Subsidiaries or (y) borrowings under the Company’s variable funding notes (or amendments, extensions, or replacements thereof);

•	terminating the employment of the Chief Executive Officer of the Company or hiring a new Chief Executive Officer of the Company;

•	increasing or decreasing the size of the Board of Directors; and

•

any transaction with or involving any Affiliate (as defined in the Stockholders Agreement) of the Company or any Affiliate of any stockholder of the Company that beneficially owns in excess of 10% of the voting power of the Company (in each case, other than any Principal Stockholder Entity), other than any transaction or series of related transactions in the ordinary course of business and on arms-length third-party terms and in an amount less than $5 million.

Composition of our Board of Directors

Under the Stockholders Agreement, the Principal Stockholders have the right to designate as nominees a certain percentage of director nominees for election to our Board of Directors based on their beneficial ownership. See the “Corporate Governance—Information about our Board” section of this Proxy Statement for additional information.

Registration Rights Agreement

In connection with the completion of the IPO, we entered into a registration rights agreement with Driven Equity LLC and RC IV Cayman ICW Holdings LLC on January 20, 2021. On December 29, 2021, we entered into joinder agreements to the registration rights agreement with Driven Equity Sub LLC and RC IV Cayman ICW Holdings Sub LLC. Consequently, these entities became transferees of registrable securities under the registration rights agreement.

The registration rights agreement granted our Principal Stockholders and certain of their affiliates the right to cause us to register shares of our common stock held by it under the Securities Act of 1933, as amended (the “Securities Act”) and, if requested, to use our reasonable best efforts (if we are not eligible to use an automatic shelf registration

18	2024 Proxy Statement

statement at the time of filing) to maintain a shelf registration statement effective with respect to such shares. Certain affiliates of our Principal Stockholders are also entitled to participate on a pro rata basis in any registration of our common stock under the Securities Act that we may undertake. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify certain affiliates of our Principal Stockholders and members of management participating in any offering against certain liabilities which may arise under the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to us.

Income Tax Receivable Agreement

We entered into an income tax receivable agreement on January 16, 2021 pursuant to which certain current and prior stockholders, including our Principal Stockholders, and our senior management team, have the right to receive payment by us of 85% of the amount of cash savings, if any, in U.S. and Canadian federal, state, local, and provincial income tax that we and our subsidiaries actually realize (or are deemed to realize in the case of a change of control and certain subsidiary dispositions, as discussed below) as a result of the realization of Pre-IPO and IPO-Related Tax Benefits. The “Pre-IPO and IPO-Related Tax Benefits,” include: (i) all depreciation and amortization deductions, and any offset to taxable income and gain or increase to taxable loss, resulting from the tax basis that we have in our and our subsidiaries’ intangible assets, (ii) the utilization of certain of our and our subsidiaries’ U.S. federal and Canadian federal and provincial net operating losses, non-capital losses, disallowed interest expense carryforwards, and tax credits, if any, attributable to periods prior to the IPO, (iii) deductions in respect of debt issuance costs associated with certain of our and our subsidiaries’ financing arrangements, and (iv) deductions in respect of our and our subsidiaries’ offering-related expenses.

For purposes of the income tax receivable agreement, cash savings in income tax will be computed by reference to the reduction in the liability for income taxes resulting from the Pre-IPO and IPO-Related Tax Benefits. The term of the income tax receivable agreement commenced upon consummation of IPO and will continue until all relevant Pre-IPO and IPO-Related Tax Benefits have been utilized, accelerated, or expired.

Our counterparties under the income tax receivable agreement will not reimburse us for any payments previously made if such Pre-IPO and IPO-Related Tax Benefits are subsequently disallowed (although future payments would be adjusted to the extent possible to reflect the result of such disallowance). As a result, in such circumstances we could make payments under the income tax receivable agreement that are greater than our and our subsidiaries’ actual cash tax savings.

While the actual amount and timing of any payments under the income tax receivable agreement will vary depending upon a number of factors, including the amount and timing of the taxable income we and our subsidiaries generate in the future, and our and our subsidiaries’ use of the Pre-IPO and IPO-Related Tax Benefits, we expect that during the term of the income tax receivable agreement, the payments that we may make could be material. We made an initial payment of $24.7 million under the income tax receivable agreement in January 2024. Assuming no material changes in the relevant tax law and that we and our subsidiaries earn sufficient taxable income to realize the full Pre-IPO and IPO-Related Tax Benefits, we would expect that future payments under the income tax receivable agreement will aggregate to approximately $120 million to $140 million.

Any future changes in the realizability of the Pre-IPO and IPO-Related Tax Benefits will impact the amount that will be paid under the income tax receivable agreement to our existing stockholders. Based on our current taxable income estimates, we expect to pay the majority of this obligation by the end of our 2025 fiscal year. We expect to pay between $120 million and $140 million in cash related to the income tax receivable agreement, based on our current taxable income estimates. We plan to use cash flow from operations and availability under our debt facilities to fund this obligation.

If we undergo a change of control, payments under the income tax receivable agreement for each taxable year after such event would be based on certain valuation assumptions, including the assumption that we and our subsidiaries have sufficient taxable income to fully utilize the Pre-IPO and IPO-Related Tax Benefits. Additionally, if we sell or otherwise dispose of any of our subsidiaries in a transaction that is not a change of control, we will be required to make a payment equal to the present value of future payments under the income tax receivable agreement attributable to the Pre-IPO and IPO-Related Tax Benefits of such subsidiary that is sold or disposed of, applying the assumptions described above.

2024 Proxy Statement	19

The income tax receivable agreement provides that in the event that we breach any of our material obligations under it, whether as a result of our failure to make any payment when due (subject to a specified cure period), failure to honor any other material obligation under it or by operation of law as a result of the rejection of it in a case commenced under the United States Bankruptcy Code or otherwise, then all our payment and other obligations under the income tax receivable agreement will be accelerated and will become due and payable and we will be required to make a payment equal to the present value of future payments under the income tax receivable agreement, applying the same assumptions described above. Such payments could be substantial and could exceed our and our subsidiaries’ actual cash tax savings from the Pre-IPO and IPO-Related Tax Benefits.

Because we are a holding company with no operations of our own, our ability to make payments under the income tax receivable agreement is dependent on the ability of our subsidiaries to make distributions to us. Our debt agreements may restrict the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the income tax receivable agreement. To the extent that we are unable to make payments under the income tax receivable agreement because of restrictions under our outstanding indebtedness, such payments will be deferred and will generally accrue interest at a rate of the Secured Overnight Financing Rate (“SOFR”) plus 1.00% per annum until paid. To the extent that we are unable to make payments under the income tax receivable agreement for any other reason, such payments will generally accrue interest at a rate of SOFR plus 5.00% per annum until paid.

Divisions Maintenance Group

Following the completion of a bidding process, we entered into an agreement and have made payments for facilities maintenance services in the aggregate amount of approximately $7.0 million during the year ended December 30, 2023 to Divisions Maintenance Group, an entity owned by affiliates of Roark Capital Management, LLC, which is related to our Principal Stockholders. The agreement was reviewed and approved by the Audit Committee of the Company’s Board of Directors in accordance with our Related Person Transactions Policy.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 13, 2024 unless otherwise noted below for the following:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our NEOs;

•	each of our directors and director nominees; and

•	all of our executive officers, directors, and director nominees as a group.

The percentage of ownership is based on 164,099,724 shares of common stock outstanding as of March 13, 2024.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities or have the right to acquire such powers within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

	Shares Beneficially Owned Membership

	Number	Percent

5% Stockholders

Roark Entities(1)	101,591,523	61.9%

NEOs and Directors

Jonathan Fitzpatrick(2)	2,625,005	1.6%

Gary Ferrera	4,000	*

Daniel Rivera(3)	548,137	*

Michael Macaluso(4)	387,832	*

Scott O’Melia(5)	167,140	*

Tiffany Mason	75,018	*

Neal Aronson(1)	—	—

Michael Thompson	—	—

Chad Hume	—	—

Cathy Halligan(6)	29,601	*

Damien Harmon	—	—

Rick Puckett(7)	158,688	*

Karen Stroup(6)	32,201	*

Peter Swinburn(8)	240,520	*

Jose Tomás	8,894	*

All directors and executive officers as a group (13 persons)(9)	3,814,166	2.3%

* Represents less than 1%.

(1) Information regarding the beneficial ownership of the Principal Stockholders is based on the Schedule 13G/A filed with the SEC on February 12, 2024. Driven Equity Sub LLC directly owns 68,832,571 shares of common stock and RC IV Cayman ICW Holdings Sub LLC directly owns 32,758,952 shares of common stock.

Driven Equity Sub LLC is controlled by Driven Equity LLC. Driven Equity LLC, a Delaware limited liability company, is controlled by RC Driven Holdco LLC, a Georgia limited liability company. RC Driven Holdco LLC is controlled by Roark Capital Partners III AIV LP, a Delaware limited partnership,

2024 Proxy Statement	21

which is in turn controlled by its general partner, Roark Capital GenPar III LLC, a Delaware limited liability company. Roark Capital GenPar III LLC is controlled by its managing member, Neal K. Aronson. Each of RC Driven Holdco LLC, Roark Capital Partners III AIV LP, Roark Capital GenPar III LLC, and Mr. Aronson may be deemed to have voting and dispositive power with respect to the common stock directly owned by Driven Equity LLC and Driven Equity Sub LLC and therefore be deemed to be the beneficial owner of the common stock held by these entities, but each disclaim beneficial ownership of such common stock.

RC IV Cayman ICW Holdings Sub LLC is controlled by RC IV Cayman ICW Holdings LLC. RC IV Cayman ICW Holdings LLC, a Cayman Islands limited liability company, is controlled by RC IV Cayman ICW Equity LLC, a Cayman Islands limited liability company. RC IV Cayman ICW Equity LLC is controlled by Roark Capital Partners IV Cayman AIV LP, a Cayman Islands limited partnership, which is in turn controlled by its general partner, Roark Capital GenPar IV Cayman AIV LP, a Cayman Islands limited partnership. Roark Capital GenPar IV Cayman AIV LP is controlled by its general partner, Roark Capital GenPar IV Cayman AIV Ltd., an exempted company incorporated in the Cayman Islands with limited liability. Each of RC IV Cayman ICW Equity LLC, Roark Capital Partners IV Cayman AIV LP, Roark Capital GenPar IV Cayman AIV LP, and Roark Capital GenPar IV Cayman AIV Ltd. may be deemed to have voting and dispositive power with respect to the common stock directly owned by RC IV Cayman ICW Holdings Sub LLC and RC IV Cayman ICW Holdings LLC and therefore be deemed to be the beneficial owner of the common stock held by these entities, but each disclaim beneficial ownership of such common stock.

The Principal Stockholders are a “group” for purposes of Section 13(d) of the Exchange Act and each of the Principal Stockholders may be deemed to beneficially own the shares of common stock held by the other Principal Stockholder. The principal business address of each of the entities and persons identified in this paragraph is c/o Roark Capital Management, LLC, 1180 Peachtree Street, Suite 2500, Atlanta, GA, 30309.

(2) Includes vested options to purchase 355,848 shares of common stock.

(3) Includes vested options to purchase 59,944 shares of common stock.

(4) Includes vested options to purchase 72,545 shares of common stock.

(5) Includes options to purchase 82,535 shares of common stock that are vested and exercisable or will become vested and exercisable within 60 days.

(6) Includes vested options to purchase 18,182 shares of common stock.

(7) Includes vested options to purchase 23,629 shares of common stock.

(8) Includes vested options to purchase 22,577 shares of common stock.

(9) Includes options to purchase 653,442 shares of common stock that are vested and exercisable or will become vested and exercisable within 60 days.

22	2024 Proxy Statement

HUMAN CAPITAL MANAGEMENT

Our Workforce

As of December 30, 2023, we employed approximately 10,600 full-time employees, including approximately 8,800 employees at company-operated locations. Our team members are a key competitive advantage that is critical to the delivery of our strategic growth plans and exceptional business results that benefit our stockholders. We have built a culture that values openness, results, and boldness, where our team members are encouraged to take calculated risks, overcome challenges others may shy away from, and achieve great things.

Importantly, we believe that cultivating an inclusive, equitable, and diverse environment is not only the right thing to do, but it makes our business stronger. By embracing and leveraging our diverse backgrounds, skills, and perspectives, we foster greater innovation and deliver a superior experience for the communities that we serve.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing, and integrating our existing and prospective employees. The principal purposes of our incentive plans are to attract, retain, and motivate our employees, executive officers, and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. We strive for exceptional performance and results, which is why meritocracy is one of our core values.

Succession Planning

The NCGC periodically reviews the Company’s CEO succession plan, including the identification of any qualified internal candidates along with the process by which the Company would identify external candidates. The NCGC reports on succession planning to the Board at least annually.

2024 Proxy Statement	23

PROPOSAL TWO: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, the below resolution will be presented at the Annual Meeting asking our stockholders to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis (“CD&A”), the Summary Compensation Table, and the related compensation tables, notes, and narrative in the Proxy Statement for the Company’s Annual Meeting.

As set forth in the CD&A below, the Company has designed its compensation programs to: (i) align executives’ pay with the Company’s performance and focus on producing sustainable long-term growth, (ii) attract and retain executives with the experience necessary to achieve our business goals, and (iii) align executives’ interests with those of our stockholders and to encourage the creation of long-term value. Although the vote to approve executive compensation is purely advisory and non-binding, the Compensation Committee and Board of Directors values the opinions of our stockholders and will consider the results of the vote in determining the compensation of the NEOs and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.

Accordingly, we are asking for stockholder approval, on an advisory basis, of the following resolution:

“RESOLVED, that the compensation of the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders is hereby APPROVED.”

We currently hold an annual advisory vote to approve the compensation of our NEOs. Accordingly, unless such policy is changed, the next such vote is expected to be held at our 2025 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOs.

24	2024 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

The following CD&A provides information regarding the objectives and elements of our executive compensation philosophy, practices, and programs with respect to the compensation of our NEOs. The following should be read together with the compensation tables and related disclosures set forth below.

This CD&A details the continued evolution of our executive compensation program since we became a publicly-traded company in January 2021. We have established a number of policies and practices to support our compensation philosophy, improve our compensation governance, and drive performance that align executives’ and stockholders’ interests.

Our NEOs for the fiscal year ended December 30, 2023, were:

Name	Title

Jonathan Fitzpatrick	President and Chief Executive Officer

Gary W. Ferrera(1)	Executive Vice President and Chief Financial Officer

Daniel R. Rivera(2)	Executive Vice President and Chief Operating Officer

Michael Macaluso	Executive Vice President and Group President, Paint, Collision & Glass

Scott O’Melia	Executive Vice President, General Counsel, and Secretary

Tiffany Mason(3)	Former Executive Vice President and Chief Financial Officer

(1) Mr. Ferrera joined Driven Brands and was appointed as our Chief Financial Officer in May 2023.

(2) Mr. Rivera was promoted to Executive Vice President and Chief Operating Officer effective February 20, 2023. He previously served as our Executive Vice President and Group President - Maintenance.

(3) Ms. Mason served as our Chief Financial Officer until her termination of employment in May 2023, which constituted a termination without cause under her employment agreement. For additional information regarding Ms. Mason’s departure and the payments and benefits she received, see “Potential Payments Upon Termination of Employment or Change in Control – Departure of Ms. Mason” section below.

Executive Summary

Fiscal 2023 Financial Performance Highlights

Revenue +13% YoY	Same Store Sales Growth +7% YoY

Adjusted EBITDA(1) +4% YoY	Units +4% YoY

(1) Please refer to Exhibit A of this Proxy Statement for a reconciliation of Non-GAAP financial measures.

2024 Proxy Statement	25

Executive Compensation Philosophy

The success of our business and value creation for our stockholders depends on the continued contributions of all our employees, including key executives and senior management. We have designed our executive compensation program to (i) align executives’ compensation with Company performance through targets and metrics that incentivize the production of sustainable and profitable long-term growth; (ii) attract, retain, and promote talent with competitive compensation, including an appropriate balance of fixed and variable compensation; and (iii) align executives’ interest with the interests of our stockholders through long-term equity incentive awards that primarily vest based on the Company’s performance over a three-year performance period.

26	2024 Proxy Statement

Overview of Executive Compensation

The Company’s executive compensation program consists of three primary elements: (1) Base Salary; (2) Annual Cash Incentive; and (3) Long-Term Equity Incentives composed of Performance Stock Units (“PSUs”) and Restricted Stock Units (“RSUs”). Other than the base salary, the amount of compensation realized by the NEOs relies predominantly on the Company’s achievement of specified strategic goals and metrics and the appreciation of our stock price. For more information regarding each element, see “Elements of Executive Compensation” below.

Compensation Element	Description	Objectives

Base Salary	Annual fixed compensation

•  To target a competitive level of fixed compensation to attract and retain top talent with the experience, skills, and abilities critical to our long-term success

•  To reward sustained success in meeting or exceeding key corporate or business objectives through performance-based salary increases

Annual Cash Incentive	Non-guaranteed, performance-based cash award based on the Company’s achievement of certain strategic metrics

•  To recognize individuals based upon their contributions to goals and objectives aligned to the delivery of key strategic priorities

•  To drive Company performance towards achievement of key strategic goals that are aligned with the interests of stockholders

Long-Term Equity Incentives	PSUs: Cliff vest at the end of a three-year performance period based on performance achievement against pre-established adjusted EBITDA goals and relative total stockholder return (“TSR”) performance

•  To reward for achievement of superior long-term performance (both absolute and relative) that is aligned with the interests of stockholders

•  To support focus on long-term, sustainable performance and to drive retention of key talent

	RSUs: Vest ratably over three years, assuming continued employment	• To retain executives and directly align their interests with those of stockholders

Target 2023 Compensation Mix for our CEO and Other NEOs

The Company’s executive compensation program places a majority of our NEOs’ compensation at-risk based on Company performance. The following shows the mix of our CEO’s and the average of our other NEOs’ 2023 target compensation, consisting of their 2023 base salary, target 2023 annual cash bonus, and target value of annual long-term equity incentives granted in 2023 (“Target Compensation”). As indicated below, pursuant to our philosophy of aligning pay with performance, over 75% of our NEOs’ Target Compensation is performance-based.

CEO Target 2023 Compensation Mix	Other NEOs Average Target 2023 Compensation Mix(1)

(1) Excludes the Target Compensation for Ms. Mason and Mr. Ferrera because Ms. Mason’s employment terminated during 2023 and Mr. Ferrera’s annual bonus and 2023 long-term incentive grant were set forth in his letter agreement.

2024 Proxy Statement	27

Compensation Best Practices

Over 75% of 2023 Target Compensation is performance-based

Fully independent Compensation Committee

Robust Stock Ownership Guidelines

Regularly engage with investors regarding the executive compensation program

Use a mix of pre-established relative and absolute performance metrics

Provide minimal perquisites

Prohibit repricing underwater options

Prohibit our NEOs from engaging in short sales, hedging transactions, or other speculative trading of our securities

Prohibit excise tax gross-up payments

Mitigate undue risk through caps on performance-based payments and active engagement and oversight of compensation program by the Compensation Committee

Clawback provisions apply in the event of accounting restatements and instances of fraud or violation of restrictive covenants and cover both time-and performance-based awards

Engage an independent compensation consulting firm

Process for Determining Executive Compensation

Our Compensation Committee is responsible for determining and recommending to the Board for approval the compensation of our CEO and for approval of the compensation for our other executive officers, including our NEOs. Our Compensation Committee reviews with management the Company’s compensation philosophy, objectives, and targets. Our CEO works closely with our Compensation Committee in managing our executive compensation program and attends meetings of our Compensation Committee. Because of his daily involvement with the executive team, our CEO makes recommendations to the Compensation Committee regarding compensation for the executive officers other than himself. Our CEO does not participate in discussions with our Compensation Committee or our Board regarding his own compensation.

Our Compensation Committee has retained Meridian Compensation Partners (“Meridian”) as its independent executive compensation advisor to support our Compensation Committee as our executive compensation program continues to mature. Following Meridian’s engagement, our Compensation Committee reviewed the peer group that it would use for benchmarking purposes related to 2023 executive compensation determinations. After considering multiple factors, including annual revenue, system-wide sales, market capitalization, EBITDA, franchise focus, and historical and projected growth rates, our Compensation Committee approved the peer group set forth below. The Compensation Committee believes that Driven Brands’ positioning between the 25th and 50th percentiles of the peer group for annual revenue, and closer to the 50th percentile for system-wide sales, makes the peer group a good basis for compensation benchmarking.

Peer Group used for 2023 Compensation Decisions

Academy Sports and Outdoors	Domino’s Pizza	Papa John’s International	Valvoline

Avis Budget Group	Five Below	Planet Fitness	Williams-Sonoma

Bloomin’ Brands	Floor & Décor Holdings	Restaurant Brands International	Wyndham Hotels & Resorts

Choice Hotels International	Hertz Global Holdings	Texas Roadhouse

Dick’s Sporting Goods	Jack in the Box	The Wendy’s Co.

28	2024 Proxy Statement

After taking into consideration the factors listed in Nasdaq Listing Rule 5605(d)(3)(D), the Compensation Committee concluded that there are no conflicts of interest with respect to the engagement of Meridian by the Compensation Committee.

Say on Pay, Response to Stockholder Feedback, and Stockholder Outreach

The Compensation Committee and the Board value the input of our stockholders. At our 2023 Annual Meeting, approximately 91% of the votes cast voted in favor of our NEO compensation program. Given the strong support of our stockholders, we did not make any changes to our NEO compensation program as a result of such vote.

Stockholder Engagement

Driven Brands is dedicated to maintaining robust engagement with our stockholders, through the active involvement of our senior management and investor relations teams. In Fiscal Year 2023, we held the Company’s inaugural Investor Day with over 200 in-person attendees. Additionally, we conducted more than 150 meetings with current stockholders and potential investors, underscoring our commitment to engaging in thorough discussions about governance, Company performance, strategic initiatives, and the Company’s future direction.

The Board of Directors and our senior management team value the input and feedback we receive from our stockholders regarding our company’s strategies, operations, and corporate governance practices. We believe fostering an open and mutually beneficial dialogue with our investors is essential. This approach not only improves transparency for our stockholders but also enables both our Board and management team to make decisions that are well-informed and aligned with the interests and concerns of our stockholders.

2024 Proxy Statement	29

Elements of Executive Compensation

As noted above, our compensation program consists of three main elements: base salary, annual cash incentives, and equity-based long-term incentives. We also provide various benefit and retirement programs.

Base Salary

NEOs receive a base salary to compensate them for services provided to the Company. Base salary provides a fixed component of compensation and is intended to reflect numerous factors, such as the nature of the role and the experience and performance of the individual. The Compensation Committee sets and adjusts the base salaries of our executive officers, including our NEOs, as it deems appropriate. Mr. Rivera was promoted to Chief Operating Officer effective February 20, 2023, and received an increase in his base salary to reflect his new role. The Compensation Committee did not increase the base salary for any of our other NEOs in 2023.

Name	2023 Base Salary ($)

Jonathan Fitzpatrick	1,000,000

Gary W. Ferrera	675,000

Daniel R. Rivera(1)	575,000

Michael Macaluso(2)	390,813

Scott O’Melia	475,000

Tiffany Mason(3)	550,000

(1) In connection with Mr. Rivera’s promotion effective February 20, 2023, Mr. Rivera’s annual base salary was increased from $450,000 to $575,000.

(2) Amounts converted from Canadian dollars to United States dollars using the exchange rate as of the close of business on December 30, 2023 (1 CAD = 0.7549 USD).

(3) Ms. Mason’s employment was terminated in May 2023 and the amount shown reflects her annual base salary as in effect prior to termination.

Annual Incentive Compensation

During fiscal year 2023, our NEOs were eligible to participate in our annual performance-based cash bonus plan (“ABP”). The 2023 annual target bonus (as a percentage of base salary) for each of our NEOs under the ABP are set forth below.

Name	2023 Target Bonus (% of Base Salary)

Jonathan Fitzpatrick	150%

Gary W. Ferrera(1)	100%

Daniel R. Rivera	100%

Michael Macaluso	100%

Scott O’Melia	75%

Tiffany Mason(2)	75%

(1) Mr. Ferrera’s target bonus was set in connection with his appointment. Pursuant to the terms of his letter agreement, Mr. Ferrera’s 2023 ABP was paid at 100% of his ABP target.

(2) Ms. Mason’s 2023 ABP was forfeited in its entirety upon her termination.

The ABP is a critical component of the executive compensation program, reinforces the Company’s goals and strategic initiatives, and rewards executives for Company and business unit performance, as applicable. The Compensation Committee discusses potential metrics used to determine the amount of bonus payable to each NEO and selects and weights metrics that capture the major levers that drive our growth and financial success and reflect our key performance indicators. The Company does not disclose the specific targets for each of the metrics due to the risk of competitive harm, but the target for each metric meets or exceeds the financial guidance that the Company provides to investors. The target for each metric is set to reward only exceptional performance and requires year-over-year improvement for most metrics.

30	2024 Proxy Statement

For Messrs. Fitzpatrick, Rivera, and O’Melia, the following metrics, weightings, and payout scales applied to the 2023 ABP.

	Weight	Threshold Performance (Percentage of Target)	Target Performance (Percentage of Target)	Max Performance (Percentage of Target)

Payout (% of target)		50%	100%	200%

Adjusted EBITDA(1)	50%	95%	100%	120%

Payout (% of target)		80%	100%	100%

Revenue	10%	80%	100%	N/A
New Unit Growth	25%
Same-Store Sales	15%

(1) “Adjusted EBITDA” represents earnings before interest expense, income tax expense, and depreciation and amortization, with further adjustments for acquisition-related costs, equity compensation, loss on debt extinguishment, and certain non-recurring, non-core, infrequent or unusual charges. Please refer to Exhibit A of this Proxy Statement for a reconciliation of Non-GAAP financial measures.

For Mr. Macaluso, the following metrics, weightings, and payout scales applied to the 2023 ABP.

	Weight	Threshold Performance (Percentage of Target)	Target Performance (Percentage of Target)	Max Performance (Percentage of Target)

Payout (% of target)		50%	100%	200%

Adjusted EBITDA	25%	95%	100%	120%
Adjusted EBITDA—Paint, Collision and Glass Segment	25%

Payout (% of target)		80%	100%	100%

Revenue—Paint, Collision & Glass Segment	10%	80%	100%	N/A
New Unit Growth—Paint, Collision & Glass Segment	25%
Same-Store Sales—Paint, Collision & Glass Segment	15%

In addition to the noted metrics, the overall bonus payout was subject to a 20% reduction if a material weakness in internal controls was reported in the Company’s Annual Report on Form 10-K for the 2023 fiscal year. The Board also reserves the right to adjust individual payouts based on extraordinary performance or event(s).

In 2023, the performance for both of the Company’s Revenue and Same Store Sales metrics were between threshold and target performance. The Company’s Adjusted EBITDA and New Unit Growth performance did not achieve the threshold performance levels under the ABP. The Paint, Collision & Glass segment’s Revenue performance was between threshold and target performance and Same Store Sales performance exceeded target performance. The Paint, Collision & Glass Segment’s Adjusted EBITDA and New Unit Growth performance did not achieve the threshold performance levels under the ABP. Based on the Company’s performance, the initial payout percentages calculated for Messrs. Fitzpatrick, Rivera, and O’Melia was 23% of their respective bonus targets and for Mr. Macaluso was 24% of his bonus target.

In February 2024, the Compensation Committee reviewed the Company’s overall performance in 2023, exercised its judgment, and adjusted the ABP payout percentages so that Messrs. Fitzpatrick and O’Melia would each receive 15% of their respective bonus target, Mr. Rivera would receive 30% of his bonus target, and Mr. Macaluso would receive 0% of his bonus target. The Compensation Committee reduced the payout percentages for Messrs. Fitzpatrick, Macaluso, and O’Melia in recognition of the Company’s financial performance in 2023 and increased Mr. Rivera’s payout percentage in recognition of his service as Interim President of the U.S. Car Wash division from August 2023 through February 2024. Mr. Ferrera’s 2023 ABP was paid out at 100% of his target bonus in accordance with the terms of his employment agreement, which the Compensation Committee determined was appropriate to induce Mr. Ferrera to join Driven Brands.

2024 Proxy Statement	31

The final 2023 ABP awards for each NEO were paid in the first quarter of 2024 and are included in the Summary Compensation Table as follows:

Name	Payout % (of Target)	Payout $

Jonathan Fitzpatrick	15%	225,000

Gary W. Ferrera	100%	675,000

Daniel R. Rivera(1)	30%	167,466

Michael Macaluso	0%	0

Scott O’Melia	15%	53,438

Tiffany Mason	0%	0

(1) Mr. Rivera’s base salary was increased in February 2023 in connection with his promotion. His 2023 bonus reflects the portion of the year his salary was at each level.

Long-Term Incentive Compensation—Equity

We believe that long-term equity compensation is important to assure that the interests of our executives are aligned with those of our stockholders, thus promoting value-creation for our executives and our stockholders. We provide equity-based incentive compensation to our NEOs because it links our long-term results achieved for our stockholders and the rewards provided to NEOs, thereby ensuring that such officers have a continuing stake in our long-term success. Accordingly, in 2023, the Company granted long-term equity incentive (“LTI”) awards to our NEOs.

Pursuant to the 2023 NEO LTI program, the Company granted both RSUs and PSUs. The RSUs comprised 1/3rd of the target award value and the PSUs comprised 2/3rd of the target award value. Of the PSUs granted, 60% vest based on the Company’s cumulative Adjusted EBITDA for the three fiscal years in the performance period and 40% vest based on the Company’s relative TSR over the performance period. The performance period for the 2023 PSUs is the three fiscal years from 2023 through 2025 (“Performance Period”).

The following table sets forth the key provisions of the 2023 LTI awards.

2023 Long-term Incentive Compensation

Vehicle	Vesting Criteria	Objective	Key Design Features
RSUs (33% of award value)	Ratably over three years	• Alignment with shareholders • Retention of executive officers	• Value driven by our stock price performance
PSUs (67% of award value)	Cumulative Adjusted EBITDA over the Performance Period (60% of PSUs)	• Incentivize delivery of long-term strategy	• 0-200% of the units vest based on the Company’s financial performance against a pre-set target
	Relative TSR against constituents of S&P 400 Midcap Index over the Performance Period (40% of PSUs)	• Incentivize relative stock price outperformance • Align with experience of shareholders	• 0-200% of units vest based on the Company’s relative TSR

The number of PSUs that vest following the Performance Period is determined based on the following performance scale. The Company does not disclose its target Cumulative Adjusted EBITDA for fiscal years 2023 – 2025 due to the risk of competitive harm, but the target is set at a level that meets or exceeds the publicly issued guidance provided by the Company and is subject to adjustment to account for significant transactions that impact cumulative Adjusted EBITDA.

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2023 PSU Metrics and Weightings

Metric	Weight	Threshold	Target	Max

Payout (% of target)		50%	100%	200%

Cumulative Adjusted EBITDA	60%	90% of target	100% of target	110% of target

Relative TSR(1)	40%	25th percentile	50th percentile	75th percentile

(1) Performance relative to the S&P MidCap 400 Index constituents at the beginning of the Performance Period.

2023 Target LTI Award Values

The following table sets forth the target award values for each of our NEOs (other than Mr. Ferrera, whose 2023 LTI awards are described below) in 2023:

Name	Target Value ($)

Jonathan Fitzpatrick	5,000,000

Daniel R. Rivera	1,438,000

Michael Macaluso	800,000

Scott O’Melia	950,000

Tiffany Mason(1)	1,100,000

(1) Ms. Mason’s 2023 annual LTI awards were forfeited upon her termination of employment.

The number of RSUs and PSUs granted to the NEOs above was determined by taking the average of the closing price of the Company’s stock for the 10 trading days prior to the grant date, which in 2023 was $28.53. For the number of RSUs and target PSUs granted and the accounting grant date fair value of such awards, see the “2023 Grants of Plan-Based Awards Table.”

Ferrera Awards

As noted above, Mr. Ferrera was appointed as our Chief Financial Officer in May 2023. Because Mr. Ferrera’s appointment occurred after the grant of our annual 2023 LTI awards to our other NEOs, in connection with his appointment, Mr. Ferrera received (i) a one-time cash sign-on bonus of $100,000, which is subject to repayment if Mr. Ferrera voluntarily leaves the Company prior to May 10, 2024, (ii) a one-time grant of RSUs with a value of approximately $1.75 million which will vest ratably on the first three anniversaries of the date of grant, and (iii) a one-time grant of PSUs with a value of approximately $1.75 million that will vest based on the same performance metrics as our 2023 annual PSUs described above and over the same 2023-2025 performance period.

Initial Public Offering Equity Awards

Prior to our initial public offering (“IPO”), each of our NEOs (other than Mr. Ferrera) was granted profits interests (i.e., Class B Common Units (“Class B Units”)) in Driven Investor LLC. In connection with our IPO, the Class B Units were exchanged for an economically equivalent number of vested shares of our common stock and unvested shares of restricted stock (the “Distributed Shares”) and stock options with an exercise price of $22.00 per share, to acquire shares of our common stock (the “Top-Up Options”). A portion of the Distributed Shares and the Top-Up Options was granted subject to time-based vesting and a portion was granted subject to vesting criteria based on the Principal Stockholders’ internal rate of return and ownership percentage (the “Sponsor-Based Vesting Requirements”). The grant agreements for the Distributed Shares and Top-Up Options set forth terms and conditions that are consistent with the grant agreements for the Class B Units, that the Company issued prior to its IPO, and before it had established its Compensation Committee.

2024 Proxy Statement	33

In October 2023, the Compensation Committee and the Board amended the Sponsor-Based Vesting Requirements of the applicable outstanding Distributed Shares and Top-Up Options held by current employees and directors, including the NEOs (except for Ms. Mason who was terminated prior to such date), so that such applicable Distributed Shares and Top-Up Options would instead vest in full on April 30, 2025, subject to the applicable holder’s continuous service with the Company through the vesting date (such modified awards, the “Converted Distributed Shares” and “Converted Top-Up Options”, respectively, and such modification, the “IPO Award Modification”). The exercise price and expiration date of the Converted Top-Up Options were not adjusted by the IPO Award Modification. The Compensation Committee and Board amended the Sponsor-Based Vesting Requirements of such awards because the satisfaction of such vesting conditions was generally subject to factors outside management’s direct control and were primarily for the benefit of our Principal Stockholder. Thus, the Compensation Committee and the Board determined to shift such awards to a time-based vesting schedule to strengthen the retention incentives of such awards and further align the interests of our key employees with our stockholders more generally. Although the IPO Award Modification results in additional values included in the Summary Compensation Table below, these equity awards remain outstanding, the NEOs did not actually realize the value shown and such actions did not increase our existing equity plan’s overhang. See the “2023 Grants of Plan Based Awards Table” and “Outstanding Equity Awards at Fiscal Year-End 2023 Table” for additional information.

Employee Benefits, Retirement and Perquisites

In addition to medical, dental and disability benefits generally available to our broader employee population, we provide certain limited perquisites to our NEOs, which we have determined are appropriate for recruitment and retention of qualified executive officers. The perquisites and other benefits provided to our NEOs in 2023 included company-paid group life insurance premiums, annual executive physicals, and use of a Company car for Mr. Macaluso. We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Attributed costs of the perquisites and personal benefits described above for our NEOs are included in the column “All Other Compensation” of the Summary Compensation Table.

We also provide a qualified retirement savings plan to our NEOs and our NEOs are eligible to participate in the Driven Brands, Inc. Non-qualified Deferred Compensation Plan. See “Retirement Benefits” for additional information regarding such plans. For a description of the cash severance payments and benefits potentially payable to our NEOs following certain terminations of employment pursuant to the terms of each NEO’s employment agreement, see “Potential Payments Upon Termination of Employment or Change in Control” for additional information.

Other Compensation Policies and Practices

Hedging and Pledging Policy

Our Securities Trading Policy provides that Company employees and directors may not engage in derivative transactions involving the Company’s securities. Our Securities Trading Policy further prohibits our directors, officers, and other employees, and their designees, from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities. The Company prohibits its directors, officers, employees, and their household and immediate family from engaging in transactions regarding purchasing, or pledging of, the Company’s stock on margin, short sales, buying or selling puts, calls, options, or other derivatives in respect of securities of the Company.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our NEOs to encourage them to maintain a significant financial stake in the Company and align their interests with the interests of our stockholders. These guidelines initially took effect in March 2022 upon the first full grant of LTI awards to our NEOs. The CEO and other NEOs must own shares of Driven Brands stock with a fair market value of at least the following:

Role	Ownership Requirement

CEO	6x annual cash salary

Other NEOs and Executive Officers	3x annual cash salary

34	2024 Proxy Statement

Ownership guidelines may be fulfilled using the following shares:

•	Shares owned outright, including vested restricted stock

•	Unvested time-based restricted stock, including the Converted Distributed Shares

•	Unvested RSUs

Stock options (whether or not vested) and unvested PSUs and performance-based restricted stock awards may not be used to fulfill ownership guidelines.

The Compensation Committee reviews the guidelines and monitors compliance with them annually. Our current NEOs have until March 2027, other than Mr. Ferrera who has until May 2028, to comply with the stock ownership guidelines, and future executive officers will have five years from receipt of their first full LTI grant to comply with the guidelines. Currently, all our NEOs (other than Ms. Mason whose employment has terminated) are in compliance with the stock ownership guidelines or are on track to comply by March 2027, or May 2028, in the case of Mr. Ferrera. In the event that an executive officer is not in compliance with these guidelines, the Compensation Committee has the right to take action.

Clawback Provisions

In 2023, we adopted a Rule 10D-1 Clawback Policy, which is intended to comply with the requirements of Listing Rule 5608 adopted by the Nasdaq Stock Market implementing Rule 10D-1 under the Securities Exchange Act of 1934. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.

In addition, our RSU and PSU grant agreements permit the Compensation Committee to, among other actions, cancel such awards (including awards subject to time-based vesting conditions) if the executive engages in activity that is in conflict with or adverse to the interests of the Company or any affiliate, including fraud, violation of any restrictive covenants, and conduct contributing to any financial restatements.

Compensation Risk Assessment

Our management conducted an assessment of our compensation policies and practices that apply to employees at all levels, including those participating in the ABP and those who receive LTI grants. The assessment was conducted by members of our human resources division, and included an evaluation of:

•	The types of compensation offered (including fixed and incentive, as well as short-term and long-term incentives);

•	Eligibility for participation in compensation programs;

•	Compensation program design and governance;

•	The process for establishing performance objectives; and

•	Processes and program approvals for our compensation programs.

The assessment was discussed with the Compensation Committee in February 2024. Management’s conclusion, with which the Compensation Committee concurred, was that the Company’s compensation programs and practices do not encourage unnecessary or excessive risk behaviors in pursuit of strategic objectives or otherwise, and the programs and practices are not reasonably likely to have a material adverse effect on the Company.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023.

THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS:

Catherine Halligan

Damien Harmon

Karen Stroup

Jose Tomás

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Executive Compensation Tables

Summary Compensation Table

The following summary compensation table sets forth information regarding the compensation paid to, awarded to, or earned by our NEOs, for services rendered in all capacities during the fiscal year ended December 30, 2023, December 31, 2022, and December 25, 2021.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(2) ($)	Stock Awards(3)(4) ($)		Option Awards(4)		Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6) ($)	Total ($)

Jonathan Fitzpatrick President and Chief Executive Officer	2023	1,000,000	—	22,442,237		5,363,937		225,000	44,442	29,075,616
	2022	1,000,000	277,500	4,246,586		—		1,252,500	28,875	6,805,461
	2021	600,000	—	—		13,240,000		967,500	29,767	14,837,267

Gary Ferrera Executive Vice President and Chief Financial Officer	2023	430,962	775,000	3,509,449		—		—	13,479	4,728,890

Daniel Rivera Executive Vice President and Chief Operating Officer	2023	555,769	37,401	5,993,746		841,686		130,065	30,413	7,589,080
	2022	450,000	—	1,019,180		—		540,000	13,706	2,022,886
	2021	375,000	—	—		3,310,000		500,000	11,790	4,196,790

Michael Macaluso(1) Executive Vice President and Group President Paint, Collision & Glass	2023	390,529	—	3,074,023		760,280		—	39,346	4,264,179
	2022	387,435	405,152	905,930		—		326,958	177,290	2,202,761
	2021	312,120	—	—		3,310,000		304,317	25,803	3,952,240

Scott O’Melia Executive Vice President, General Counsel, and Secretary	2023	475,000	—	1,556,470		1,140,187		53,438	18,570	3,243,665
	2022	475,000	65,906	1,075,791		—		297,469	7,826	1,921,993
	2021	400,000	—	—		2,648,000		322,500	7,396	3,377,896

Tiffany Mason Former Executive Vice President and Chief Financial Officer	2023	198,846	—	2,145,717	(7)	1,188,786	(7)	—	330,819	3,864,168
	2022	550,000	76,313	1,245,657		—		344,438	16,594	2,233,002
	2021	485,000	—	—		3,972,000		391,031	14,550	4,862,581

Footnotes:

(1) Mr. Macaluso’s amounts are converted from Canadian dollars to United States dollars using the exchange rate as of the close of business on the end of the applicable fiscal year, which was (1 CAD = 0.7549 USD) for fiscal year 2023.

(2) For Mr. Ferrera, includes his one-time cash sign-on bonus of $100,000 and 2023 Annual Bonus Program (“ABP”) bonus of $675,000. For Mr. Rivera, the reported amount reflects the discretionary portion of the 2023 ABP. For further details, please refer to the Compensation Discussion & Analysis, Annual Incentive Compensation Section.

(3) For 2023 stock awards, amounts reflect the grant date value of PSUs and RSUs, in each case calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation,” (“FASB, ASC Topic 718”). For the PSUs, the amounts reported are based on the probable outcome of the performance conditions at grant, which was target. The grant date fair value of the PSUs, assuming maximum performance, would have been as follows: Mr. Fitzpatrick: $6,541,388; Mr. Ferrera: $3,321,532; Mr. Rivera: $1,880,648; Mr. Macaluso: $1,046,620; Mr. O’Melia: $1,242,872; and Ms. Mason: $1,439,123. Actual units awarded at time of grant are determined based on the average closing price on the 10 trading days preceding the grant date which may, at times, result in a difference between the target award value presented in the Long-Term Incentive Compensation section and the values reported in this table. The valuation of the awards for fiscal 2023 include a Monte Carlo valuation for 40% of the PSUs granted, the assumptions for which are set forth in Note 16 to the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023.

(4) For Messrs. Fitzpatrick, Rivera, Macaluso, and O’Melia, the 2023 Stock Awards amounts include, and the 2023 Option Awards amounts represent, the incremental accounting value, determined in accordance with FASB, ASC Topic 718, recognized due to modification of the Converted Distributed Shares and Converted Top-Up Options to a time-based vesting schedule. For additional details regarding such modification, see “Compensation Discussion and Analysis—Long Term Equity Incentive Awards—Initial Public Offering Equity Awards.”

(5) Amounts set forth represent cash bonuses paid to each of our NEOs based on achievement of certain financial and operational performance goals for fiscal year 2023 under the ABP. Additional information regarding the determination of the payments under the ABP for 2023 is included in the Compensation Discussion & Analysis under the subheading “Elements of Executive Compensation— Annual Incentive Compensation.”

2024 Proxy Statement	37

(6) Amounts reported under All Other Compensation reflect the following:

Name	Company 401(k)/ Retirement Plan Match ($)	Company Deferred Compensation Match ($)	Group Term Life ($)	Executive Medical Program ($)	Car Allowance ($)	Vacation/Paid Time Off ($)(a)	Severance Payments ($)(b)	Total ($)

Jonathan Fitzpatrick	13,200	30,000	1,242	—	—	—	—	44,442

Gary Ferrera	11,423	—	2,056	—	—	—	—	13,479

Daniel Rivera	13,200	16,673	540	—	—	—	—	30,413

Michael Macaluso	—	—	—	—	7,143	32,203	—	39,346

Scott O’Melia	13,200	—	1,242	4,128	—	—	—	18,570

Tiffany Mason	13,200	—	312	—	—	—	317,307	330,819

(a) Reflects a cash out of certain unused Paid Time Off accrued throughout his tenure.

(b) Represents severance payments paid to Ms. Mason in connection with her termination without cause. For additional information, see “Potential Payments Upon Termination of Employment or Change in Control - Departure of Ms. Mason”.

(7) In connection with Ms. Mason’s termination without cause, Ms. Mason received accelerated vesting of certain unvested equity awards. The Stock Awards amounts include, and Option Awards amounts represent, the incremental accounting value associated with accelerated vesting of her equity awards. For more information regarding the treatment of her equity awards, see the “Potential Payments Upon Termination of Employment or Change in Control – Departure of Ms. Mason” section below.

38	2024 Proxy Statement

2023 Grants of Plan-Based Awards

The following table sets forth certain information with respect to certain grants of plan-based awards during fiscal year 2023 for each of our NEOs.

Name	Award Type	Grant Date(1)	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities underlying Options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jonathan Fitzpatrick	Restricted Stock Units	2/28/2023							58,360			1,632,621

	Performance Stock Units	2/28/2023				58,447	116,894	233,788				3,558,838

	2023 Annual Bonus Program		975,000	1,500,000	2,250,000

	Converted Distributed Shares(5)	10/30/2023							1,547,155			17,250,778

	Converted Top-Up Options(5)	10/30/2023								1,233,089	$22.00	5,363,937

Gary Ferrera	Restricted Stock Units	5/10/2023							59,101			1,660,738

	Performance Stock Units	5/10/2023				29,551	59,102	118,204				1,848,711

Daniel Rivera	Restricted Stock Units	2/28/2023							16,779			469,393

	Performance Stock Units	2/28/2023				16,804	33,607	67,214				1,023,165

	2023 Annual Bonus Program		361,250	555,769	833,654

	Converted Distributed Shares(5)	10/30/2023							403,694			4,501,188

	Converted Top-Up Options(5)	10/30/2023								193,491	$22.00	841,686

Michael Macaluso	Restricted Stock Units	2/28/2023							9,338			261,231

	Performance Stock Units	2/28/2023				9,352	18,703	37,406				569,413

	2023 Annual Bonus Program		254,029	390,813	586,220

	Converted Distributed Shares(5)	10/30/2023							201,200			2,243,380

	Converted Top-Up Options(5)	10/30/2023								174,777	$22.00	760,280

2024 Proxy Statement	39

Name	Award Type	Grant Date(1)	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities underlying Options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Scott O’Melia	Restricted Stock Units	2/28/2023							11,088			310,187

	Performance Stock Units	2/28/2023				11,105	22,210	44,420				676,183

	2023 Annual Bonus Program		231,563	356,250	534,375

	Converted Distributed Shares(5)	10/30/2023							51,130			570,100

	Converted Top-Up Options(5)	10/30/2023								262,112	$22.00	1,140,187

Tiffany Mason	Restricted Stock Units(6)	2/28/2023							12,839			359,171

	Performance Stock Units(6)	2/28/2023				12,859	25,717	51,434				782,954

	2023 Annual Bonus Program(6)		268,125	412,500	618,750

	Accelerated Restricted Shares(7)	6/5/2023							38,914			1,003,592

	Accelerated Top-Up Options(7)	6/5/2023								97,762	$22.00	1,188,786

Footnotes:

(1) For the Converted Distributed Shares and Converted Top-Up Options, the grant date of October 30, 2023 indicates the date upon which the Board approved the IPO Award Modification.

(2) The amounts shown represent the threshold, target, and maximum amounts payable under the 2023 ABP. Threshold payout level represents the minimum level of performance achievement required for each of the metrics, and payout amount reflects weighted Threshold payout level at 65% of Target. The Maximum payout level reflects a weighted average maximum of 150% under the plan.

(3) The amounts shown represent the range of shares eligible to vest under the 2023 PSU grant. The amounts shown in the Target column represent the target number of shares that could vest for each NEO if 100% of the performance objectives are achieved, as measured on December 27, 2025 for the three-year performance period, weighted at 60% 3-year EBITDA attainment, and 40% relative TSR ranking compared to the companies comprising the S&P Midcap 400 Index on date of grant. The amounts shown in the Maximum column represent the maximum number of shares that could vest under the PSU grant—200% of the target shares granted. The amounts shown in the Threshold column represent the minimum number of shares that could vest under the PSU grant if the minimum qualifying level of performance is achieved on both of the performance objectives—50% of the target shares granted.

(4) Amounts in this column represent the aggregate grant date fair value of the equity awards granted or modified during fiscal 2023, calculated in accordance with FASB, ASC Topic 718. See Note 16 to the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2023, for more information about the assumptions used to determine these amounts.

(5) As described in the “Compensation Discussion and Analysis,” the Converted Distributed Shares and Converted Top-Up Options were modified to be subject to a time-based vesting schedule during 2023. These amounts represent the incremental fair value determined as of the date of such modification in accordance with FASB, ASC 718 calculated (i) using the closing price of our common stock on such date of $11.15 for the Converted Distributed Shares, and (ii) using a Black-Scholes model on such date of $4.35 per share for Converted Top-Up Options.

(6) Ms. Mason’s 2023 ABP, RSUs, and PSUs were forfeited upon her termination of employment.

(7) In connection with Ms. Mason’s termination without cause, Ms. Mason received accelerated vesting of certain unvested equity awards. These amounts represent the incremental fair value associated with such accelerated vesting determined as of the date of such acceleration. For more information regarding the treatment of her equity awards, see the “Potential Payments Upon Termination of Employment or Change in Control— Departure of Ms. Mason” section below.

40	2024 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2023

The following table provides information about the outstanding equity awards held by our NEOs as of December 30, 2023. Market values reflected below are calculated based on our closing stock price of $14.26 on December 29, 2023 (the last trading day of our 2023 fiscal year).

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity incentive plan awards: Number of Securities Underlying Unexercised Unearned Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity incentive plan awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity incentive plan awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jonathan Fitzpatrick	1/14/2021	317,496	211,663	(1)		$22.00	1/14/2031

	1/14/2021		1,233,089	(2)		$22.00	1/14/2031

	1/14/2021							1,547,155	(3)	$22,062,430

	1/14/2021							51,754	(4)	$738,012

	1/14/2021							15,549	(5)	$221,729

	12/20/2021		1,000,000	(6)		$30.63	12/20/2031

	3/22/2022							30,708	(7)	$437,896

	3/22/2022										46,132	(8)	$657,835

	2/28/2023							58,360	(9)	$832,214

	2/28/2023										58,447	(10)	$833,445

Gary Ferrera	5/10/2023							59,101	(11)	$842,780

	5/10/2023										29,551	(10)	$421,397

Daniel Rivera	1/14/2021	44,958	29,972	(12)		$22.00	1/14/2031

	1/14/2021		193,491	(2)		$22.00	1/14/2031

	1/14/2021							403,694	(3)	$5,756,676

	1/14/2021							20,223	(4)	$288,380

	12/20/2021		250,000	(6)		$30.63	12/20/2031

	3/22/2022							7,370	(7)	$105,096

	3/22/2022										11,072	(8)	$157,880

	2/28/2023							16,779	(9)	$239,269

	2/28/2023										16,804	(10)	$239,618

Michael Macaluso	1/14/2021	57,559	29,972	(12)		$22.00	1/14/2031

	1/14/2021		174,777	(2)		$22.00	1/14/2031

	1/14/2021							201,200	(3)	$2,869,112

	1/14/2021							20,223	(4)	$288,380

	12/20/2021		250,000	(6)		$30.63	12/20/2031

	3/22/2022							6,551	(7)	$93,417

	3/22/2022										9,842	(8)	$140,340

	2/28/2023							9,338	(9)	$133,160

	2/28/2023										9,352	(10)	$133,352

2024 Proxy Statement	41

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity incentive plan awards: Number of Securities Underlying Unexercised Unearned Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity incentive plan awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity incentive plan awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Scott O’Melia	1/14/2021	78,873	52,580	(13)		$22.00	1/14/2031

	1/14/2021		262,112	(2)		$22.00	1/14/2031

	1/14/2021							51,130	(3)	$729,114

	1/14/2021							5,064	(14)	$72,213

	1/14/2021							2,598	(5)	$37,047

	1/14/2021							2,598	(5)	$37,047

	12/20/2021		200,000	(6)		$30.63	12/20/2031

	3/22/2022							7,780	(7)	$110,943

	3/22/2022										11,687	(8)	$166,679

	2/28/2023							11,088	(9)	$158,115

	2/28/2023										11,105	(10)	$158,357

Tiffany Mason	1/14/2021				37,437(15)	$22.00	5/4/2025

	1/14/2021				28,088(15)	$22.00	5/4/2025

	1/14/2021										25,259	(15)	$360,186

	1/14/2021										3,236	(15)	$46,145

Footnotes:

(1) Represents Top-Up Options granted under the Omnibus Incentive Plan in connection with the redemption of each NEO’s Class B Units that vest based solely on continued employment of which 38,352 vest on each of January 1, 2024 and 2025 and 67,479 vest on each of August 3, 2024 and 2025.

(2) Represents Converted Top-Up Options which will vest on April 30, 2025.

(3) Represents Converted Distributed Shares which will vest on April 30, 2025.

(4) Represents shares of restricted stock that vest ratably on each of January 1, 2024 and 2025.

(5) Represents shares of restricted stock that vest ratably on each of August 3, 2024 and 2025.

(6) Represents stock options that fully vest on December 20, 2025.

(7) Represents RSUs that will vest ratably on each of March 22, 2024 and 2025.

(8) Represents unvested PSUs with a performance period ending on December 28, 2024, which will vest based on the achievement of the applicable performance metrics. In accordance with applicable SEC disclosure rules we have shown the number of PSUs that would be earned assuming achievement of the threshold level of performance (i.e. 50% of the target PSUs).

(9) Represents RSUs that will vest ratably on each of February 28, 2024, 2025, and 2026.

(10) Represents unvested PSUs with a performance period ending on December 27, 2025, which will vest based on the achievement of the applicable performance metrics. In accordance with applicable SEC disclosure rules we have shown the number of PSUs that would be earned assuming achievement of the threshold level of performance (i.e. 50% of the target PSUs).

(11) Represents RSUs that will vest ratably on each of May 10, 2024, 2025, and 2026.

(12) Represents Top-Up Options granted under the Omnibus Incentive Plan in connection with the redemption of each NEO’s Class B Units that vest based solely on continued employment of which 14,986 vest on each of January 1, 2024 and 2025.

(13) Represents Top-Up Options granted under the Omnibus Incentive Plan in connection with the redemption of each NEO’s Class B Units that vest based solely on continued employment of which 3,752 vest on each of May 4, 2024 and 2025 and 22,538 vest on each of August 3, 2024 and 2025.

(14) Represents shares of restricted stock that vest ratably on each of May 4, 2024 and 2025.

(15) In connection with Ms. Mason’s termination of employment without cause, the Company waived the continuous service vesting condition with respect to a portion of her Top-Up Options subject to Sponsor-Based Vesting Requirements and a portion of her Distributed Shares subject to Sponsor-Based Vesting Requirements, and such awards will vest if the underlying Sponsor-Based Vesting Requirements are achieved by May 4, 2025. In accordance with applicable SEC rules, the amounts shown above reflect such outstanding Top-Up Options and Distributed Shares assuming achievement of the threshold level of performance (i.e., 50%).

42	2024 Proxy Statement

Option Exercises and Stock Vested in Fiscal Year 2023

The following table presents information regarding the exercise of stock options and vesting of restricted stock and RSU awards held by our NEOs for fiscal year 2023.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Jonathan Fitzpatrick	—	—	49,006	$1,264,442
Gary Ferrera			—	—
Daniel Rivera	—	—	13,796	$380,570
Michael Macaluso	—	—	17,600	$484,582
Scott O’Melia	—	—	9,017	$223,564
Tiffany Mason	165,259	639,141	53,528	$1,414,491

(1) For Ms. Mason represents options exercised in connection with her termination.

(2) Represents the number of time-based restricted shares and time-based RSUs that vested pursuant to the vesting schedules as described further in the footnotes under the “Outstanding Equity Awards” table.

(3) Represents the value calculated by multiplying (a) the closing market price of our common stock on the vesting date by (b) the number of shares of stock that vested.

Employment Agreements

We, or certain of our subsidiaries, have entered into employment agreements with each of our NEOs. In addition to customary terms and provisions, the employment agreements set forth the annual base salary, target bonus percentage, equity grants, terms of severance, and eligibility for employee benefits.

For information regarding our NEOs current base salary and target bonus percentages, see “Compensation Discussion and Analysis” above. For information regarding the severance terms of such agreements, see the “Potential Payments Upon Termination of Employment or Change in Control” section below.

In 2023, we entered into a separation agreement with Ms. Mason in connection with her termination of employment, which constituted a termination without cause under Ms. Mason’s employment agreement. For information regarding the terms of such separation agreement and the severance provided to Ms. Mason, see the “Potential Payments Upon Termination of Employment or Change in Control – Departure of Ms. Mason” section below.

Jonathan Fitzpatrick

We are party to an amended and restated employment agreement with Jonathan Fitzpatrick, dated April 17, 2015, as amended December 31, 2020, to serve as our President and Chief Executive Officer with a term ending on April 17, 2025, which term extends automatically for consecutive one-year periods unless either Mr. Fitzpatrick or we provide at least 90 days’ notice of non-renewal prior to the expiration of the initial or any renewal term.

Mr. Fitzpatrick is entitled to participate in the Company’s employee benefit, fringe, and perquisite arrangements as in effect from time to time.

Mr. Fitzpatrick’s employment agreement includes other customary terms and conditions, including perpetual confidentiality and assignment of intellectual property provisions, and an 18-month post-termination noncompetition covenant and a two-year post-termination non-solicitation covenant of employees and customers.

Gary Ferrera

We are party to a letter agreement with Gary Ferrera, dated May 4, 2023. Mr. Ferrera’s letter agreement has no specific term and constitutes at-will employment. Mr. Ferrera’s letter agreement provides that he is eligible to participate in the Company’s employee benefit plans and 401(k) Plan, as in effect from time to time, and he is eligible to receive reimbursement for certain relocation expenses in connection with his relocation to Charlotte, North Carolina (which he did not utilize in 2023).

The letter agreement also contains customary provisions relating to non-disclosure of confidential information, a one-year post-termination non-competition covenant, and an 18-month post-termination non-solicitation covenant of employees and customers.

2024 Proxy Statement	43

Daniel Rivera

We are party to a letter agreement with Daniel R. Rivera, dated November 7, 2012, as amended October 27, 2014. Mr. Rivera’s letter agreement has no specific term and constitutes at-will employment. Mr. Rivera’s letter agreement provides that he is eligible to participate in the employee benefit plans and 401(k) Plan, and received reimbursement for certain relocation expenses.

The letter agreement also contains customary provisions relating to non-disclosure of confidential information, a two-year post-termination non-competition covenant, and a two-year post-termination non-solicitation covenant of employees and customers.

Michael Macaluso

Our subsidiary Carstar Canada Partnership, LP is party to an employment agreement with Michael Macaluso, dated December 1, 2015, pursuant to which Mr. Macaluso is employed as the President of such subsidiary (currently Executive Vice President and Group President, Paint, Collision & Glass). Mr. Macaluso’s letter agreement has no specific term and constitutes at-will employment. Mr. Macaluso’s employment agreement also provides that he is eligible to participate in the employee benefit plans, and will be provided a telephone, tablet, and leased vehicle for business purposes.

The employment agreement also contains customary provisions relating to non-disclosure of confidential information, a 12-month post-termination non-competition covenant, and a 12-month post-termination non-solicitation covenant of employees and customers.

Scott O’Melia

We are party to an employment agreement with Scott O’Melia, dated April 23, 2020, as amended November 1, 2020 and March 23, 2023, to serve as our Executive Vice President, General Counsel with a term ending on May 4, 2026.

The employment agreement also contains customary provisions relating to perpetual non-disclosure of confidential information, a two-year post-termination non-competition covenant, and a two-year post-termination non-solicitation covenant of employees and customers.

Retirement Benefits

Our NEOs are eligible to participate in our 401(k) plan, which is a qualified retirement plan offered to all eligible employees and which permits eligible employees to elect to defer a portion of their compensation on a pre-tax basis. Pursuant to the terms of the 401(k) plan, we provide a company match of 100% of the first 3% of a NEO’s contributions to the plan, up to a maximum of 3% of such executive’s eligible annual compensation.

Our NEOs are also eligible to participate in the Driven Brands, Inc. Non-qualified Deferred Compensation Plan (the “NQDC”), a deferred compensation plan that permits the elective deferral of base salary and annual performance-based bonus for a select group of management and highly compensated employees. The NQDC provides eligible employees the opportunity to defer up to 50% of their base salary and up to 85% of their annual bonus; provided that to the extent bonuses are earned based on achievement of pre-established performance criteria, eligible employees may defer up to 100% of such bonus. We may make matching contributions to the NQDC, which will vest with respect to 100% of such matching contributions on the third anniversary of the participant’s commencement of participation in the NQDC. Participant’s account balances are notionally invested in one or more specified investment options available under our 401(k) Plan as elected by the participant. All payments pursuant to the NQDC are made from our general assets and are subject to claims of our creditors. Information included in the following table includes contributions, earnings, withdrawals, and balances with respect to the NQDC.

Nonqualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Jonathan Fitzpatrick	Non-Qualified Deferred Compensation Plan	30,000	30,000	51,486	—	331,647
Daniel Rivera	Non-Qualified Deferred Compensation Plan	16,673	16,673	4,077	—	37,424

44	2024 Proxy Statement

Footnotes:

(1) Amount shown reflects Company matching contributions made pursuant to the Driven Brands, Inc. Non-Qualified Deferred Compensation Plan and is reported as compensation for fiscal year 2023 in the “All Other Compensation” column of the Summary Compensation Table.

(2) Amounts shown for Mr. Fitzpatrick and Mr. Rivera are not reported as compensation for fiscal year 2023 in the “Summary Compensation Table” since it does not reflect above-market or preferential earnings.

(3) Amount shown includes the following amounts previously reported in the “Summary Compensation Table” in prior fiscal years: (i) for Mr. Fitzpatrick, $142,569, and (ii) for Mr. Rivera, $0.

Potential Payments Upon Termination of Employment or Change in Control

Our NEOs are eligible to receive certain severance payments and benefits under their employment agreements and equity award agreements in connection with a termination of employment under various circumstances and/or a change in control of us. In 2023, we entered into a separation agreement with Ms. Mason in connection with her termination of employment, which constituted a termination without cause under Ms. Mason’s employment agreement. For information regarding the terms of such separation agreement and the severance provided to Ms. Mason, see the “Departure of Ms. Mason” section below.

Treatment of Incentive Equity Awards

RSUs and PSUs: Except as otherwise provided below pursuant to an NEO’s employment agreement, upon a termination of an NEO’s employment for any reason, all of such NEO’s unvested RSUs will be forfeited for no consideration. With respect to outstanding PSUs, upon a termination of an NEO’s employment for any reason prior to the last day of the performance period of the applicable PSU, such PSU award will be forfeited for no consideration.

Distributed Shares and Top-Up Options: Upon a termination of an NEO’s employment for any reason, all of such NEO’s unvested Distributed Shares and Top-Up Options, including the Converted Distributed Shares and Converted Top-Up Options, will be forfeited for no consideration. Upon a “sale transaction” (as defined in the applicable grant agreement), all of such Distributed Shares and Top-Up Options will accelerate and become fully vested.

Severance Benefits under Employment Agreements and Offer Letters

Jonathan Fitzpatrick

Upon a termination of employment by us without cause, a resignation by Mr. Fitzpatrick for good reason (each as defined in his employment agreement) or by expiration of the term following notice by us not to extend the term, subject to Mr. Fitzpatrick’s execution of a separation agreement containing a general release of claims and such general release of claims becoming irrevocable, Mr. Fitzpatrick will be entitled to (i) base salary continuation for a period of 18 months following the date of termination and (ii) a lump-sum cash amount equal to $50,000, paid within 10 days following the termination date.

Upon a termination of employment due to his death or disability, subject to Mr. Fitzpatrick or his estate executing a general release of claims and such general release of claims becoming irrevocable, Mr. Fitzpatrick will be entitled to payment of an annual bonus for the year of termination (prorated for the number of days of employment through such year) based on actual results, payable at the time annual bonuses are paid to active employees.

Upon any termination of employment, including a resignation without good reason or termination for cause, Mr. Fitzpatrick shall also be entitled to payment of base salary through the date of termination, accrued benefits, and reimbursement for unreimbursed business expenses.

If any payments or benefits payable to Mr. Fitzpatrick would be a “parachute payment” resulting in a lost tax deduction for the Company under Section 280G of the Code and excise tax to Mr. Fitzpatrick under Section 4999 of the Code, the payments and benefits shall be reduced to an amount that would not trigger the excise tax, but only to the extent that such reduction would leave Mr. Fitzpatrick with a greater net after-tax amount.

Gary Ferrera

The letter agreement entered into with Mr. Ferrera in connection with his appointment provides that if the Company terminates his employment without cause, or he resigns for good reason, Mr. Ferrera will, subject to his execution of

2024 Proxy Statement	45

a release of claims, be entitled to continued payment of his base salary for 18 months and payment of a lump sum equal to 1.5 times his annual target bonus amount. If he resigns for good reason, Mr. Ferrera will also be entitled to pro-rata vesting of any PSUs granted to him and vest in the next tranche of any RSUs granted to him had he remained employed. If he is terminated without cause or resigns for good reason within 12 months after a change in control, then all unvested RSUs and PSUs would accelerate and vest.

Daniel Rivera

Upon a termination of employment by us without cause (as defined in his letter agreement), subject to his execution of a release of claims, Mr. Rivera is entitled to continued payment of his base salary for six months.

Upon any termination of employment, including a resignation for any reason, termination for cause, or termination of employment due to death or disability, Mr. Rivera shall also be entitled to continued payment of base salary until his last day of active employment.

Michael Macaluso

Upon a termination of employment by us without cause (for purposes of his agreement, “cause” means “just cause” at common law), Mr. Macaluso is entitled to the greater of (i) one month of base salary in lieu of notice per year of service, up to a maximum of 12 months’ base salary and (ii) the minimum amount of notice or pay in lieu of notice, termination pay, severance pay, and any other minimum entitlements pursuant to the Ontario Employment Standards Act, 2000 and benefit continuation for the period provided in prong (i) (or, if not permitted under the applicable plan, for the period required by the Ontario Employment Standards Act, 2000). Any payments made in excess of those required under Ontario Employment Standards Act, 2000 is subject to Mr. Macaluso’s execution of a release of claims.

Scott O’Melia

Upon a termination of employment by us without cause, a resignation by Mr. O’Melia for good reason (each as defined in his employment agreement) or by expiration of the term following notice by us not to extend the term, subject to Mr. O’Melia’s execution of a general release of claims and such general release of claims becoming irrevocable, Mr. O’Melia will be entitled to continued payment of his base salary for 12 months.

Upon any termination of employment, including a resignation for any reason, termination for cause, or termination of employment due to death or disability, Mr. O’Melia shall also be entitled to payment of base salary through the date of termination and any earned but unpaid annual bonus for the prior year.

46	2024 Proxy Statement

The table below provides an estimate of the value of such payments and benefits assuming that a qualifying termination of employment, and, as applicable, a change in control of us, occurred on December 30, 2023. Equity values included below were calculated using our closing stock price of $14.26 per share on December 29, 2023 (the last trading day of our 2023 fiscal year). The actual amounts that would be paid or distributed to the NEOs as a result of one of the termination events occurring in the future will depend on factors, such as the date of termination, the manner of termination, and the terms of the applicable agreements in effect at such time, which could differ materially from the terms and amounts described here.

Name	Benefit	Termination without Cause or for Good Reason ($)(1)	Termination due to Death or Disability ($)(2)	Change in Control ($)	Termination without Cause or for Good Reason in connection with a Change in Control ($)

Jonathan Fitzpatrick	Cash Severance Payment(3)	1,550,000	225,000	—	1,550,000

	Value of Accelerated Stock Equity(5)	—	—	34,522,397	—

	Total	1,550,000	225,000	34,522,397	1,550,000

Gary Ferrera	Cash Severance Payment(3)	2,025,000	—	—	2,025,000

	Value of Accelerated Stock Equity(5)	486,593	—	—	1,685,575

	Total	2,511,593	—	—	3,710,575

Daniel Rivera	Cash Severance Payment(3)	287,500	—	—	287,500

	Value of Accelerated Stock Equity(5)	—	—	7,823,822	—

	Total	287,500	—	7,823,822	287,500

Michael Macaluso(6)	Cash Severance Payment(3)	390,813	—	—	390,813

	Continuation of Health Benefits(4)	3,825	—	—	3,825

	Value of Accelerated Stock Equity(5)	—	—	4,787,294	—

	Total	394,638	—	4,787,294	394,638

Scott O’Melia	Cash Severance Payment(3)	475,000	—	—	475,000

	Value of Accelerated Stock Equity(5)	—	—	3,380,370	—

	Total	475,000	—	3,380,370	475,000

Footnotes:

(1) For Messrs. Fitzpatrick and O’Melia, if we elect not to renew the terms of their employment agreement and terminate such NEO’s employment, or if they terminate their employment with good reason, then such termination is treated as a termination by us the same as a termination without cause. For Mr. Ferrera, severance is only payable on termination without cause or for good reason. For Messrs. Rivera and Macaluso, severance is only payable on a termination without cause.

(2) In the event of termination due to death or permanent disability, Mr. Fitzpatrick is entitled to receive payment of the annual bonus for the termination year based on actual performance; the amount reported reflects his actual bonus payment under the 2023 Annual Bonus Program.

(3) For Mr. Fitzpatrick, the “Cash Severance Payment” amount on a termination without cause, non-renewal of employment agreement or for good reason represents continued payment of base salary for 18 months and a lump sum cash amount equal to $50,000. For Mr. Ferrera, the “Cash Severance Payment” amount on a termination without cause or for good reason represents continued payment of his base salary for 18 months, plus a lump sum cash amount equal to 1.5x of his target bonus amount under the ABP. For Mr. O’Melia, the “Cash Severance Payment” amount on a termination without cause, non-renewal of employment agreement or for good reason represents continued payment of base salary for 12 months.

2024 Proxy Statement	47

For Mr. Rivera, the “Cash Severance Payment” amount represents continued payment of base salary for 6 months. For Mr. Macaluso, the “Cash Severance Payment” amount represents continued payment of base salary for 12 months.

(4) For Mr. Macaluso, the “Continuation of Health Benefits” amount represents continued health & welfare benefit participation for a period of 12 months.

(5) Upon a “sale transaction” all outstanding Distributed Shares and Top-Up Options will accelerate and become fully vested. For Mr. Ferrera, amounts shown represent estimated equity acceleration values pursuant to the terms of his employment agreement, with PSUs which vest based on actual performance included assuming target performance.

(6) Mr. Macaluso’s amounts are converted from Canadian dollars to United States dollars using the exchange rate as of the close of business on December 29, 2023 (1 CAD = 0.7549 USD).

Departure of Ms. Mason

As noted above in the Compensation Discussion and Analysis, Ms. Mason’s employment was terminated during 2023, which constituted a termination by the Company without cause under her employment agreement. In connection with such termination, the Company entered into a separation agreement with Ms. Mason which provided for:

•	a severance cash payment in the amount of $550,000, payable in equal installments over twelve months;

•

accelerated vesting of (i) 1/3rd of Ms. Mason’s unvested Distributed Shares subject to Sponsor-Based Vesting Requirements, (ii) 1/3rd of Ms. Mason’s unvested Top-Up Options subject to Sponsor-Based Vesting Requirements, (iii) the unvested time-based Distributed Shares that were scheduled to vest on August 3, 2023, and (iv) the unvested time-based Top-Up Options that were scheduled to vest on August 3, 2023; and

•

the Company’s waiver of the continuous service requirement with respect to half of the Distributed Shares subject to Sponsor-Based Vesting Requirements and unvested Top-Up Options subject to Sponsor-Based Vesting Requirements until May 4, 2025. Such Distributed Shares and Top-Up Options will remain eligible to vest based on the underlying Sponsor-Based Vesting Requirements until May 4, 2025, following which date they will be cancelled and forfeited if such Sponsor-Based Vesting Requirements are not met. The Sponsor-Based Vesting Requirements of such awards were not waived when the Company modified the terms of the Converted Distributed Shares and Converted Top-Up Options for other employees.

Except as set forth above, all other unvested equity awards previously granted to Ms. Mason during her employment with the Company were cancelled and forfeited upon her termination. The separation agreement also includes a general release of claims and lock-up agreement for 12 months and re-affirmed certain confidentiality, non-competition, non-solicitation, non-disparagement, and cooperation covenants under Ms. Mason’s employment agreement with the Company.

48	2024 Proxy Statement

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based On:

	SCT Total Compensation for PEO (1)	Compensation Actually Paid to PEO (2)	Average SCT Total Compensation for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Company’s Cumulative TSR (4)	Peer Index Cumulative TSR (5)	Net Income (6)	Adjusted EBITDA (7)
2023	$29,075,616	$20,082,673	$4,737,996	$1,136,383	$53	$113	($744,962,000)	$516,887,000
2022	$6,805,461	$3,099,419	$2,095,160	$1,175,506	$102	$79	$43,173,000	$498,806,000
2021	$14,837,267	$20,206,196	$4,097,377	$5,382,806	$125	$120	$9,536,000	$350,067,000
(1)
The dollar amounts reported represent the amounts reported in the “Total” column of the Summary Compensation Table in each applicable year for our CEO, Jonathan Fitzpatrick (our “PEO”).
(2)
The dollar amounts reported represent the amount of “compensation actually paid” to our PEO and the average “compensation actually paid” to our NEOs as a group, excluding our PEO (the “Non-PEO NEOs”), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. In accordance with SEC rules, the following adjustments were made to 2023 total compensation to determine the 2023 compensation actually paid, with amounts for Non-PEO NEOs reflected as the average amounts for the Non-PEO NEOs as a group:

2023 Compensation Actually Paid to PEO and Average Compensation Actually Paid to Non-PEO NEOs	PEO	Non-PEO NEOs
Summary Compensation Table Total	$29,075,616	$4,737,996
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	($27,806,174)	($4,042,069)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$1,081,432	$331,641
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$18,141,533	$1,040,923
Plus (less), change in fair value from prior fiscal year-end to vesting date of equity awards granted in prior years that vested in the year	($409,734)	$381,409
Less, prior year-end fair value for any equity awards forfeited in the year	$0	($1,313,519)
2023 Compensation Actually Paid to PEO and Average Compensation Actually Paid to Non-PEO NEOs	$20,082,673	$1,136,383
(3)
The dollar amounts reported represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are (i) for 2023, Gary Ferrera, Tiffany Mason, Daniel Rivera, Michael Macaluso, and Scott O’Melia, and (ii) for 2022 and 2021, Tiffany Mason, Daniel Rivera, Michael Macaluso, and Scott O’Melia.
(4)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of each fiscal year and January 15, 2021 by the Company’s share price as of January 15, 2021.
(5
)
The peer group used for this purpose is the following published industry index: S&P Retailing Industry Group Index.
(6)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(7)
Adjusted EBITDA is our earnings before interest expense, net, income tax expense, and depreciation and amortization, with further adjustments for acquisition-related costs, equity compensation, loss on debt extinguishment and certain non-recurring, non-core, infrequent or unusual charges. For more information regarding Adjusted EBITDA, including a reconciliation of it to the nearest GAAP metric, see Exhibit A. We adjusted how we calculated our Adjusted EBITDA to exclude adjustments for straight line rent; as such, the amounts shown above for 2022 and 2021 have been adjusted to reflect this additional adjustment.

2024 Proxy Statement	49

Financial Performance Measures
As described in greater detail in “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Adjusted EBITDA

•	Relative TSR

•	Revenue

•	Same Store Sales

•	New Unit Growth
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

50	2024 Proxy Statement

2024 Proxy Statement	51

CEO PAY RATIO

Compensation at all levels of the Company is aligned with our philosophy of paying for performance, attracting, promoting, and retaining talent and aligning our employees’ interests with the interests of our stockholders. Consistent with that approach, the Company offers compensation packages to all employees that inspire and reward hard work, collaboration, integrity, and innovation.

In accordance with SEC rules, the following ratio compares the annual total compensation of our median-paid (or middle) associate (the “median-paid associate”) for the 2023 fiscal year with the annual total compensation of Jonathan Fitzpatrick, our CEO in the 2023 fiscal year. The pay ratio included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K (the “pay ratio rule”).

The annual total compensation of our median-paid associate, other than our CEO, was $32,014, calculated in the same manner as we calculate total compensation for purposes of the Summary Compensation Table. Our median-paid associate for the 2023 fiscal year was an hourly employee in the U.S.

The annual total compensation of our CEO for the 2023 fiscal year, as reported in the Summary Compensation Table, was $29,075,616.

Based on this information, for the 2023 fiscal year, the ratio of the annual total compensation of our CEO to the annual total compensation of our median-paid associate was 908 to 1.

For purposes of the above disclosure, we are required to identify our median-paid associate based upon our total workforce, without regard to their location, compensation arrangements, or full-time, part-time, or seasonal status.

For Fiscal 2023, we used the same median employee whom we identified as our median-paid associate for fiscal year 2022, using total annual expected earnings with default hours and salary rates for all associates included in the calculation as of December 31, 2022. We annualized pay for newly hired associates and associates on leave. We pay our Canadian associates in Canadian Dollars. For the purposes of this calculation, their pay was converted into U.S. Dollars using the exchange rate in effect on December 30, 2022. We determined to use the same median-paid associate for the calculation of the 2023 CEO Pay Ratio as the 2022 CEO Pay Ratio because there have been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure and we believe the median-paid associate identified in 2022 remains representative of our employee population.

The pay ratio rule for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

52	2024 Proxy Statement

PROPOSAL THREE:

APPROVAL OF THE AMENDED AND RESTATED DRIVEN BRANDS HOLDINGS INC. 2021 OMNIBUS INCENTIVE PLAN

Background and Reasons for the Approval

We maintain the Driven Brands 2021 Omnibus Incentive Plan (the “2021 Plan”), which was originally approved by our stockholders on January 14, 2021. On February 27, 2024, our Board of Directors approved, subject to stockholder approval at the Annual Meeting, an amendment and restatement of the 2021 Plan (the “Amended and Restated Plan”) to, among other things, increase the number of shares authorized for issuance under the plan. The Amended and Restated Plan will become effective on the date approved by our stockholders (the “Restatement Effective Date”). If the Amended and Restated Plan is not approved, the 2021 Plan will continue in effect, but we will not have sufficient shares available to continue to make equity awards to eligible persons in the coming months.

The purpose of the Amended and Restated Plan is to enable the Company to attract, retain and motivate highly-talented employees and non-employee directors, by providing to such persons an opportunity to acquire or increase a direct interest in the operations and future success of the Company. The Amended and Restated Plan also allows the Company to promote greater ownership in the Company by such individuals to align their interests more closely with the interests of our stockholders.

Summary of Proposed Material Amendments

The material changes made by the Amended and Restated Plan are described below. However, the list below is not intended to be complete and is qualified in its entirety to the text of the Amended and Restated Plan, which is attached to this proxy statement as Exhibit B.

Increase in Share Reserve. The Amended and Restated Plan increases the number of shares of our Common Stock reserved for issuance under the current 2021 Plan by 10,000,000 shares.

Term. The Amended and Restated Plan extends the expiration date of the current 2021 Plan to the tenth anniversary of the Restatement Effective Date.

Determination of Requested Increase in Share Reserve

To determine the size of the proposed increase in shares reserved under the Amended and Restated Plan, the Compensation Committee and Board considered the following factors: (i) potential dilutive effect of requested increase in share reserve, and (ii) our 3-year average burn rate (i.e., annual shares granted as a percentage of common shares outstanding).

•

Potential Dilutive Effect of Requested Increase in Share Reserve. If approved, the requested increase in the share reserve would increase the Amended and Restated Plan’s overhang from 7.5% (as of December 30, 2023) to 13.0%. The Compensation Committee believes that this overhang level is appropriate for a company of our size and within our industry. We determined overhang by dividing (x) the sum of the number of shares subject to outstanding equity awards and the total number of shares available for grant under the Company’s equity plan by (y) the sum of the total Common Stock outstanding, the number of shares subject to outstanding equity awards and the total number of shares available for grant under the Company’s equity plan.

•

3-year Average Burn Rate. Our three-year average burn rate is approximately 2.05%. The Compensation Committee believes that this burn rate is appropriate for a company of our size and within our industry. We determined our annual burn rate by dividing (x) the total number of shares subject to equity awards granted by the Company in a fiscal year by (y) the weighted average number of shares of Common Stock outstanding during the fiscal year. In connection with our IPO in 2021, we granted initial equity awards as a public company to our service providers during such year, which led to a higher burn rate for fiscal year 2021 compared to fiscal years 2022 and 2023.

We expect the increased share reserve under the Amended and Restated Plan will help us remain competitive in a challenging labor environment and allow us to better attract and retain top talent and align the interests of our employees with shareholders.

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The table below sets forth information regarding the Company’s annualized burn rate for the past three fiscal years. As noted above, our 2021 burn rate was higher than 2022 and 2023 levels due to our grant of initial equity awards as a public company in conjunction with our IPO. Our 2022 and 2023 annualized burn rate is comparable to the median three-year average burn rate of 0.50% for our compensation peer group (described in more detail in “Compensation Discussion and Analysis.”).

Year	Weighted Average Common Stock Outstanding	Options Granted	RSUs Granted	PSUs Granted (at target)	Annualized Burn Rate
2023	161,917,000		716,904	649,359	0.84%
2022	162,762,000		300,067	488,488	0.48%
2021	160,864,000	7,582,522	81,160	144,735	4.85%

Promotion of Good Governance Practices

The Amended and Restated Plan retains several provisions to protect stockholders and promote corporate governance best practices, including the following:

•

No Repricing or Grant of Discounted Stock Options or SARs. The Amended and Restated Plan does not permit the repricing of stock options or stock appreciation rights (“SARs”), including by (i) amending an existing award to reduce the exercise price, (ii) substituting a new award at a lower price and (iii) taking any other action treated as a repricing under generally accepted accounting principles, without stockholder approval. The Amended and Restated Plan also prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the Common Stock on the date of grant.

•

Clawback Provision. Awards under the Amended and Restated Plan are subject to all clawback policies maintained by the Company, including the Company’s Rule 10D-1 Clawback Policy. In addition, all awards, including time-based awards, are subject to clawback in the event the participant engages in certain misconduct.

•	Limitation on Liberal Share Recycling. The Amended and Restated Plan prohibits liberal share recycling on stock options and SARs.

•

No Automatic Single Trigger Acceleration or Tax Gross-Ups. In the event of a change in control of the Company, the Amended and Restated Plan does not provide for automatic single trigger acceleration. In addition, the Amended and Restated Plan does not provide for tax gross-ups on excise taxes resulting from any excess parachute payments.

•	Limitation of Terms of Stock Options and SARs. The maximum term of stock options and SARs is ten years.

•	Dividends. The Amended and Restated Plan prohibits the payment of dividends or dividend equivalents on unvested awards.

•

Director Compensation Limit. The Amended and Restated Plan provides for an annual limit of $500,000 on the awards that may be granted or cash compensation that may be paid to each non-employee director.

Summary of the Amended and Restated Plan

The principal features of the Amended and Restated Plan are summarized below. The following summary does not purport to be a complete description of all of the provisions of the Amended and Restated Plan, and is qualified in its entirety by reference to the complete text of the Amended and Restated Plan, which is attached to this proxy statement as Exhibit B. Any capitalized terms used in this summary, but not defined here or elsewhere in this Proxy Statement, have the meanings assigned to them in the Amended and Restated Plan.

Administration. The Compensation Committee will administer the Amended and Restated Plan. In connection with such administration, the Compensation Committee will have full discretion to interpret the Amended and Restated

54	2024 Proxy Statement

Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable. Such authority also includes, among other things, the authority to designate participants to receive awards, determine the terms and conditions of any agreements evidencing any awards granted under the Amended and Restated Plan, determine the time or times at which the awards may be exercised, and make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the plan.

Eligibility. Any current or prospective employees, directors, officers, consultants or advisors of the Company or its affiliates who are selected by the Compensation Committee will be eligible to receive awards under the Amended and Restated Plan (other than employees covered by a collective bargaining agreement). The Compensation Committee will have the authority to determine who will be granted an award under the Amended and Restated Plan. As of March 1, 2024, there were approximately 10,600 employees and six non-employee directors eligible to receive awards under the Amended and Restated Plan.

Number of Shares Authorized. The number of shares of Common Stock reserved for issuance under the Amended and Restated Plan is 22,533,984. No more than 22,533,984 shares of our common stock may be issued with respect to incentive stock options under the Amended and Restated Plan. The maximum grant date fair value of cash and equity awards that may be awarded to a non-employee director under the Amended and Restated Plan during any one fiscal year, taken together with any cash fees paid to such non-employee director during such fiscal year, in respect of service as a member of the board of directors during such year will be $500,000 (except that the foregoing does not apply in respect of awards issued to (i) a non-employee director in connection with the Company’s initial public offering, or in respect of any one-time equity grant upon his or her appointment to the Board or (ii) a non-executive chairman of the Board). If any award granted under the Amended and Restated Plan expires, terminates, or is canceled or forfeited without being settled, vested or exercised, shares of our common stock subject to such award will again be made available for future grants. The following shares will not become available for issuance under the Amended and Restated Plan: (i) shares tendered by participants, or withheld by the Company, as payment upon the exercise of stock options; (ii) shares reserved for issuance upon the grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon the exercise of SARs; and (iii) shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations upon the exercise of stock options or SARs.

Change in Capitalization. If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our common stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the Amended and Restated Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee shall make adjustments in a manner that it deems equitable. Such adjustments may include adjustments to the number of shares reserved for issuance under the Amended and Restated Plan, the number of shares covered by awards then outstanding under the Amended and Restated Plan, the limitations on awards under the Amended and Restated Plan, or the exercise price of outstanding options, or such other equitable substitution or adjustments as the Compensation Committee may determine appropriate.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, restricted stock units, other stock-based awards, other cash-based awards or any combination of the foregoing. Awards may be granted under the Amended and Restated Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines, which are referred to herein as “Substitute Awards.”

Stock Options. The Compensation Committee will be authorized to grant options to purchase shares of our common stock that are either “incentive stock options,” meaning they are intended to satisfy the requirements of Section 422 of the Code, or “non-qualified stock options,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Amended and Restated Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an incentive stock option. Options granted under the Amended and Restated Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Amended and Restated Plan, the exercise price of the options will not be less than the fair market value (or 110% of the fair market value in the case of an incentive stock option granted to a 10% stockholder) of our common stock at the time of grant (except with respect to Substitute Awards). Options

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granted under the Amended and Restated Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Amended and Restated Plan will be 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our common stock is prohibited by the Company’s insider trading policy, the option’s term shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or by delivery of shares of our common stock valued at the fair market value at the time the option is exercised, or any combination of the foregoing, provided that such shares are not subject to any pledge or other security interest, or by such other method as the Compensation Committee may permit in its sole discretion, including (i) by delivery of other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our common stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. In all events of cashless or net exercise, no fractional shares of common stock will be issued and the Compensation Committee will determine the means of settlement for any fractional shares.

Stock Appreciation Rights. The Compensation Committee will be authorized to award SARs under the Amended and Restated Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Amended and Restated Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our common stock underlying each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the Amended and Restated Plan will be 10 years from the date of grant.

Restricted Stock. The Compensation Committee will be authorized to grant restricted stock under the Amended and Restated Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is common stock that is generally non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time that the underlying restricted stock vests.

Restricted Stock Unit Awards. The Compensation Committee will be authorized to grant restricted stock unit awards, which will be subject to the terms and conditions established by the Compensation Committee. A restricted stock unit award, once vested, may be settled in a number of shares of our common stock equal to the number of units earned, in cash equal to the fair market value of the number of shares of our common stock earned in respect of such restricted stock unit award or in a combination of the foregoing, at the election of the Compensation Committee. Restricted stock units may be settled following the vesting of such award or at a later date selected by the Compensation Committee. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our common stock, either in cash or, at the sole discretion of the Compensation Committee, in shares of our common stock having a fair market value equal to the amount of such dividends (or a combination of cash and shares), and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time that the underlying restricted stock units are settled. If the restricted stock units are forfeited, the participant will have no right to such dividend equivalent payments.

Other Stock-Based Awards. The Compensation Committee will be authorized to grant awards of unrestricted shares of our common stock, rights to receive grants of awards at a future date, other awards denominated in shares of our common stock, or awards that provide for cash payments based in whole or in part on the value of our common stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

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Effect of a Change in Control. In the event of a change in control (as defined in the Amended and Restated Plan), the Compensation Committee may provide for (i) continuation or assumption of outstanding awards by the surviving corporation; (ii) substitution by the surviving corporation of outstanding awards with substantially the same terms and value; (iii) acceleration of the vesting (with any performance criteria or other performance conditions deemed met at target) of outstanding awards, and the expiration of such outstanding awards to the extent not timely exercised by the date of the change in control or other date designated by the Committee; or (iv) in the case of a stock option or SAR, cancelation in consideration of a payment in cash or other consideration. In addition, the Compensation Committee may in its discretion, cancel any outstanding stock option or SAR for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the change in control without any payment.

Nontransferability. Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the Amended and Restated Plan).

Amendment. No awards may be granted under the Amended and Restated Plan after the tenth anniversary of the Restatement Effective Date. The board of directors may amend, suspend or terminate the Amended and Restated Plan at any time, subject to stockholder approval if necessary to comply with any tax, exchange rules, or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to any award theretofore granted will not to that extent be effective without the consent of the affected participant; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or, in each case, with another award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes), (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange on which our common shares are listed and (iv) the Compensation Committee may not cancel any outstanding option or SAR that has a per-share exercise price or strike price (as applicable) at or above the fair market value of a share of our common stock on the date of cancellation and pay any consideration to the holder thereof. However, stockholder approval is not required with respect to clauses (i), (ii), (iii) and (iv) above with respect to certain adjustments in the event of changes in our capitalization.

Clawback/Forfeiture. The Amended and Restated Plan permits the Compensation Committee to cancel an award (including time-based awards) if the participant engages in certain misconduct or other activity that is in conflict with or adverse to the interests of the Company, including fraud or violations of restrictive covenants with the Company. Further, all awards are subject (including on a retroactive basis) to all clawback policies adopted by the Company, including, without limitation, the Company’s Rule 10D-1 Clawback Policy. No recovery of compensation under such clawback policies will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any participant and the Company. Further, no participant will be entitled to any indemnification or advancement of expenses for any loss incurred in connection with or as a result of any action taken to enforce the clawback policies.

Existing Plan Benefits

All awards under the Amended and Restated Plan will be granted at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the Amended and Restated Plan are not

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determinable and it is not possible to predict the benefits or amount that will be received by, or allocated to, particular individuals or groups of employees. Please see the “2023 Grants of Plan-Based Awards Table” and “Director Compensation” for information on awards granted in 2023 under the 2021 Plan to certain of the Company’s executive officers and directors, as applicable.

No awards made under the 2021 Plan prior to the date of the annual meeting were granted subject to stockholder approval of the Amended and Restated Plan. The following table sets forth information with respect to stock options that have been granted to the specific individuals and groups set forth below under the 2021 Plan as of March 22, 2024. No current director nominee (other than Mr. Fitzpatrick), nor associates of any director, executive officer or director nominee have received any stock options under the 2021 Plan. As of March 22, 2024, our closing stock price was $15.31.

Name	Stock Options Granted

Jonathan Fitzpatrick, President and Chief Executive Officer	2,762,248

Gary Ferrera, Executive Vice President and Chief Financial Officer	0

Daniel Rivera, Executive Vice President and Chief Operating Officer	518,421

Michael Macaluso, Executive Vice President and Group President, Paint, Collision & Glass	512,308

Scott O’Melia, Executive Vice President, General Counsel, and Secretary	593,565

Tiffany Mason, Former Executive Vice President and Chief Financial Officer	693,374

All current executive officers as a group (4 total)	3,874,234

All current non-employee directors as a group (9 total)	102,115

All employees, excluding all current executive officers, as a group(1)	2,859,125

(1) Includes all current and former employees but excludes our current executive officers.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)

Equity Compensation plans approved by security holders(1)	7,221,784	(2)	$24.47	6,316,311	(3)

Equity compensation plans not approved by security holders	—		—	—

Total	7,221,784		$24.47	6,316,311

(1) The following plans have been approved by our stockholders and are currently in effect the Omnibus Incentive Plan and the Employee Stock Purchase Plan.

(2) Reflects performance-based awards assuming target performance.

(3) Reflects 4,751,995 shares available under the Omnibus Incentive Plan (without taking into account the potential impact of this Proposal (3) and 1,564,316 shares available under the Employee Stock Purchase Plan.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the Amended and Restated Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

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Stock Options. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares acquired upon exercise before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code.

Restricted Stock. A participant will generally not recognize taxable income upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on the vesting date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will recognize taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction if the award is subsequently forfeited. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation recognized by the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code.

Restricted Stock Units. A participant will not recognize taxable income upon the grant or vesting of a restricted stock unit award. Rather, upon the delivery of shares or cash in settlement of a restricted stock unit award, the participant will recognize taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation recognized by the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year paid to certain executives designated under

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Section 162(m) of the Code. We reserve the right to award compensation as to which a deduction may be limited under Section 162(m) where we believe doing so is in the best interests of the Company and our stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of the majority of the shares of Common Stock present or represented by proxy and entitled to vote.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED PLAN

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PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 28, 2024

The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 28, 2024, and recommends that our stockholders vote to ratify this appointment. PwC has served in this role since 2022. Even if our stockholders ratify this appointment, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If our stockholders do not ratify this appointment, our Audit Committee may reconsider, but might not change, its appointment.

A representative of PwC is expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and is expected to be available to respond to appropriate questions.

Independent Registered Public Accountants’ Fees and Services

Summary of Fees

Our Board of Directors adopted a Preapproval Policy for the Audit Committee’s approval of all audit and non-audit services that may be performed by our independent registered public accounting firm. Under the policy, the Audit Committee must, unless specifically approved in the policy, give prior approval for any amount or type of service within four categories—audit, audit-related, tax services or, to the extent permitted by law, other services—that the independent auditor provides. The Audit Committee may grant pre-approval for specific independent auditor services within these four categories, and the term for such preapproval is 12 months unless otherwise specified by the Audit Committee. Circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such services will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. With respect to each such proposed pre-approved service, the independent registered public accounting firm must provide detailed back-up documentation regarding the specific services to be provided and whether the services are consistent with the SEC’s and the Public Company Accounting Oversight Board’s (“the PCAOB”) rules on auditor independence. The Audit Committee may delegate to one or more of its members, including the chairperson, authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting. For the year ended December 30, 2023, the Audit Committee or its chairperson pre-approved all of the services provided by PwC.

The following table summarizes the aggregate fees billed for professional services rendered by PwC to us for the fiscal years ended December 31, 2022 and December 30, 2023.

Name	Fiscal Year 2023	Fiscal Year 2022

Audit Fees(1)	$3,390,000	$3,464,225

Audit-Related Fees(2)	$290,000	$190,000

Tax Fees	—	—

All Other Fees(3)	$41,500	—

Total	$3,721,500	$3,654,225

(1) Represents fees billed related to the audit of our annual consolidated financial statements included in our annual report on Form 10-K and the review of our quarterly consolidated financial statements included in our quarterly reports on Form 10-Q. Audit fees also consist of certain statutory and standalone audits of our subsidiaries and fees for services incurred in connection with our debt offerings, which were approximately $610,000 in fiscal year 2023, and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board.

(2) Represents fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported as “Audit Fees.” These services include attestation services related to our franchise disclosure filings, fees for financial statement audits of certain marketing funds and professional services in connection with a pre-implementation assessment of a new ERP platform.

(3) All other fees consist of subscription fees for PwC ProEdge, an online, self-study training platform.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 30, 2024.

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AUDIT COMMITTEE REPORT

Our Audit Committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 30, 2023, (2) discussed with PricewaterhouseCoopers (“PwC”) the matters required to be discussed by the applicable requirements of the PCAOB and (3) received the written disclosures and the letter from PwC concerning applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. Based upon these discussions and reviews, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 which is filed with the SEC.

Our independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Audit Committee’s responsibility is to monitor, evaluate, and oversee these processes. The Audit Committee members are not our employees, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist our Board of Directors to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls that management has established to preserve the Company’s assets, and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that our financial statements are complete and accurate and in accordance with U.S. GAAP. The Audit Committee has reviewed and discussed the audited financial statements with management. In giving the Audit Committee’s recommendation to our Board, it has relied on management’s representations that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. GAAP and on the representations of the independent registered public accounting firm (PwC) included in its report on our consolidated financial statements.

PwC served as our independent registered public accounting firm for the fiscal year ended December 30, 2023.

THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS:

Rick Puckett

Karen Stroup

Peter Swinburn

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INFORMATION CONCERNING SOLICITATION AND VOTING

The Company, on behalf of the Board of Directors, is soliciting your proxy to vote your shares at the Annual Meeting. We solicit proxies to give stockholders of record an opportunity to vote on matters that will be presented at the annual meeting. In this Proxy Statement, you will find information on these matters, which is provided to assist you in voting your shares.

In accordance with the rules of the Securities and Exchange Commission, we are furnishing proxy materials, including the Notice, this Proxy Statement, our Annual Report on Form 10-K for the year ended December 30, 2023 (“2023 Annual Report”), including financial statements, and a proxy card for the Annual Meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available to stockholders beginning on or about March 27, 2024. We mailed a Notice of Internet Availability of Proxy Materials on or about March 27, 2024, to our stockholders of record and beneficial owners as of March 13, 2024, the record date for the Annual Meeting. This Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voting instruction form that you will receive in response to your request.

Each holder of our common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the Annual Meeting. Stockholder votes will be tabulated by persons appointed by our Board of Directors to act as inspectors of election for the Annual Meeting.

We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, telegram, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

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QUESTIONS AND ANSWERS ABOUT THE 2024

ANNUAL MEETING OF STOCKHOLDERS

Q: Why am I receiving these proxy materials?

A: We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting. This Proxy Statement includes information that we are required to provide under SEC rules and is designed to assist you in voting your shares.

Proxies in proper form received by us at or before the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on their proxy card. If a proxy card is dated, signed, and returned without specifying choices, the proxies will be voted in accordance with the recommendations of our Board of Directors set forth in this Proxy Statement, and, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Business transacted at the Annual Meeting will be confined to the purposes stated in the Notice of Annual Meeting. Shares of our common stock, par value $0.01 per share, cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

Q: How can I attend the Annual Meeting?

A: If you are a stockholder of record or a beneficial owner as of March 13, 2024, you are invited to attend the Annual Meeting via live webcast at www.virtualshareholdermeeting.com/DRVN/2024. You must have your 16-digit control number located in your proxy materials to enter the meeting. The webcast starts at 12:00 p.m., EDT. You may vote and submit questions while attending the meeting.

Q: Why is the Annual Meeting being held virtually?

A: Our goal for the Annual Meeting is to enable the largest number of stockholders to participate in the meeting, while providing substantially the same access and possibilities for exchange with the Board of Directors and our senior management as an in-person meeting. We believe that this approach represents best practices for virtual stockholders’ meetings, including by providing a support line for technical assistance and addressing as many stockholder questions as time allows.

Q: What if I have technical or other “IT” problems logging into or participating during the Annual Meeting live webcast?

A: We have established a toll-free technical support “help line” that can be accessed by any stockholder who experiences any problems logging into or participating during the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the toll-free telephone number that will be shown on the login page for the virtual Annual Meeting and a member of the technical support team will assist you.

Q: Who may vote at the Annual Meeting?

A: Our Board of Directors set March 13, 2024, as the record date for the Annual Meeting. If you owned shares of our common stock at the close of business on March 13, 2024, you may attend and vote at the Annual Meeting. On all matters to be voted on, each stockholder is entitled to one vote for each share of common stock held by such stockholder. As of March 13, 2024, there were 164,099,724 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to vote at the Annual Meeting.

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If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability of Proxy Materials or proxy materials.

Q: What is the quorum requirement for the Annual Meeting?

A: A majority of our outstanding shares of common stock entitled to vote as of the record date must be present at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Annual Meeting if you:

•	Are present and entitled to vote in person at the Annual Meeting; or

•	Properly submitted a proxy card or voting instruction form.

If you are present in person or by proxy at the Annual Meeting, but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote.

Q: What proposals will be voted on at the Annual Meeting?

A: The four matters scheduled to be voted on at the Annual Meeting are as follows:

1. The election of the Class I Nominees to our Board of Directors, each to serve as a Class I director for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2027 or until such director’s successor has been duly elected and qualified;

2. An advisory vote to approve the compensation of our NEOs;

3. The approval of the Amended and Restated Driven Brands Holdings Inc. 2021 Omnibus Incentive Plan; and

4. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024.

We will also consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxies named in the proxy card or voting instruction form will vote the shares such proxy card or voting instruction form represents using their best judgment.

Q: What is the vote required for each proposal and what are my voting choices?

A: With respect to Proposal 1, the election of the Class I directors, you may vote “FOR ALL,” “WITHHOLD ALL,” or “FOR ALL EXCEPT” one or more of the director nominees you specify. A plurality of the votes cast is required to be elected as a director. A “plurality of the votes cast” means that the three director nominees that receive the greatest number of votes cast “FOR” will be elected. If you “WITHHOLD” from voting on Proposal 1, the withhold vote will have no effect on the outcome of the vote (only because the outcome is determined by the number of affirmative votes for each director).

With respect to Proposals 2, 3, and 4, you may vote “FOR,” “AGAINST,” or “ABSTAIN,” and the vote required is the affirmative vote of a majority of the shares entitled to vote on the matter and present or represented by proxy. If you “ABSTAIN” from voting on Proposal 2, 3, or 4, the abstention will have the same effect as an “AGAINST” vote.

Q: What is the effect of a broker non-vote?

A: A broker, bank, trustee, or similar entity who holds shares for a beneficial owner are not permitted to vote on certain proposals and may elect not vote on any of the proposals when they have not received voting instructions from the beneficial owner prior to the Annual Meeting. If the beneficial owner does not provide voting instructions and the broker, bank, trustee, or similar entity elects to vote the beneficial owner’s shares on some, but not all

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matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be tabulated in determining whether any of proposals presented at the Annual Meeting has obtained the requisite vote to be approved.

Q: How does our Board of Directors recommend that I vote?

A: Our Board of Directors recommends that you vote:

1. “FOR ALL” the election of the three director nominees named in this Proxy Statement;

2. “FOR” the approval of, on an advisory basis, the compensation of our NEOs;

3. “FOR” the approval of the Amended and Restated Driven Brands Holdings 2021 Omnibus Incentive Plan; and

4. “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024.

Q: Can I access these proxy materials on the Internet?

A: Yes. The Notice of Annual Meeting, Proxy Statement, and 2023 Annual Report to Stockholders are available for viewing, printing, and downloading at www.proxyvote.com. They are also available under the Financials—Annual Reports & Proxy Statements section of our website at https://investors.drivenbrands.com and through the SEC’s website at http://www.sec.gov. All materials will remain posted on at least until the conclusion of the Annual Meeting.

Q: How may I vote my shares at the Annual Meeting?

A: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. A list of our stockholders of record will be made available to stockholders during the Annual Meeting. As the stockholder of record, you have the right to vote at the Annual Meeting. You will need to visit www.virtualshareholdermeeting.com/DRVN2024 and follow the instructions provided on the website. If your shares are held in a brokerage account, by a trustee, bank, or similar entity, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Annual Meeting. As a beneficial owner, you may vote your shares at the Annual Meeting, but you must obtain a “legal proxy” from the broker, bank, trustee, or similar entity that holds your shares, giving you the right to vote the shares at the Annual Meeting. Please contact your broker, bank, trustee, or similar entity if you wish to obtain such a “legal proxy.”

Q: How can I vote my shares without attending the Annual Meeting?

A: If your shares are held by a broker, trustee, bank, or similar entity, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	Via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy materials;

•	By calling the telephone number in your proxy materials; or

•	By completing, dating, signing, and returning the proxy card or voting instruction form.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet or mail so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting via the Internet must be completed by 11:59 p.m., EDT, on May 8, 2024. As described in the immediately preceding question and answer, you can always attend the Annual Meeting and vote your shares in person. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors, as permitted by law.

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Q: How can I change my vote after submitting it?

A: If you are a stockholder of record, you can revoke your proxy or change your vote before your shares are voted at the Annual Meeting by:

•	Submitting a timely written notice of revocation to our Secretary and General Counsel at 440 S. Church Street, Suite 700 Charlotte, NC 28202 prior to the vote at the Annual Meeting;

•	If you completed and returned a proxy card, submitting a new proxy card with a later date and returning it by the deadline provided in your proxy materials;

•	Attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy); or

•

If you voted via the Internet or by telephone, voting again by the same means prior to 11:59 p.m., EDT, on May 8, 2024 (your latest Internet or telephone vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy from them.

Q: Are the Principal Stockholders entitled to designate any director nominees for election to our Board of Directors?

A: Under the Stockholders Agreement, the Principal Stockholders, have the right to designate as nominees a certain percentage of director nominees for election to our Board of Directors based on their beneficial ownership. See the “Corporate Governance—Information about our Board” section of this Proxy Statement for additional information.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce the preliminary voting results at the Annual Meeting. We will publish the final results in a Form 8-K filed with the SEC within four business days of the Annual Meeting.

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STOCKHOLDER INFORMATION FOR FUTURE ANNUAL MEETINGS

Stockholders interested in submitting a proposal for inclusion in the proxy statement for our 2024 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by our Secretary and General Counsel at our principal executive offices no later than the close of business on November 27, 2024, unless the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or after the first anniversary of May 9, 2024, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

Under our Bylaws, a stockholder who wishes to nominate an individual for election to the Board of Directors or to propose any business to be considered directly at the annual meeting, rather than for inclusion in our proxy statement, must deliver advance notice of such nomination or business to the Company following the procedures in our Bylaws. To be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not later than February 8, 2025, nor earlier than January 9, 2025; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the previous year’s meeting, then stockholders must provide notice within the time periods specified in our Bylaws. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.

All proposals or director nominations described above should be sent to our principal executive offices at Driven Brands Holdings Inc., Attn: Secretary and General Counsel, 440 S. Church Street, Suite 700 Charlotte, NC 28202.

We advise you to review our Bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals.

Further, to comply with the SEC’s universal proxy rules, if a stockholder intends to solicit proxies in support of director nominees submitted under these advance notice provisions, then we must receive proper written notice that sets forth all information required by Rule 14a-19 under the Exchange Act, delivered to our Secretary and General Counsel at our principal executive offices by March 10, 2025 (or, if the 2025 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the later of either 60 days prior to the 2024 Annual Meeting of Stockholders or the 10th day following the date on which public announcement of the 2024 Annual Meeting of Stockholders is made). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our bylaws as described above.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the 2023 Annual Report, this Proxy Statement, and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or proxy materials either now or in the future, please mail a request to Driven Brands Holdings Inc., Attn: Secretary and General Counsel, 440 S. Church Street, Suite 700 Charlotte, NC 28202 or call (704) 377-8855. Upon written or oral request to the Secretary and General Counsel, we will promptly provide a separate copy of the Notice of Internet Availability of Proxy Materials and/or proxy materials. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials in the future in the same manner as described above.

Availability of Annual Report on Form 10-K and Proxy Statement

We will provide, without charge to you, upon written or oral request, a copy of the 2023 Annual Report on Form 10-K, including the financial statements and schedules. Any requests for copies of information, reports or other filings with the SEC should be directed to the Secretary and General Counsel, 440 S. Church Street, Suite 700 Charlotte, NC 28202 or by calling (704) 377-8855.

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OTHER MATTERS

Other than those matters set forth in this Proxy Statement, we do not know of any additional matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Proxy Statement are forward-looking statements and are based on future expectations, plans and prospects for the Company’s business and operations that involve a number of risks and uncertainties. Such statements may include, among other words, “believe”, “expect”, “anticipate”, “intend”, “plan”, “will”, “predict”, “potential”, “continue”, “strategy”, “aspire”, “target”, “forecast”, “project”, “estimate”, “should”, “could”, “may” and similar expressions or words and variations thereof that convey the prospective nature of events or outcomes generally indicative of forward-looking statements. It is possible that our actual results may differ materially from those contemplated, expressed, projected, anticipated, or implied in the forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the Company’s annual report on Form 10-K for the year ended December 30, 2023, and in other filings made by the Company from time to time with the SEC. Forward-looking and other statements in this Proxy Statement may also address our corporate responsibility progress, plans, and goals, and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the SEC. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

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EXHIBIT A: RECONCILIATIONS

Reconciliation of Non-GAAP Financial Measures

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this proxy statement to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this proxy statement release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this proxy statement. The non-GAAP financial measures in this proxy statement may differ from similarly titled measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Driven Brand’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 28, 2024, for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the fiscal year ended December 30, 2023.

(in thousands)	Year Ended December 30, 2023	Year Ended December 31, 2022

Net (loss) income	($744,962)	$41,731

Income tax (benefit) expense	(102,689)	25,167

Interest expense, net	164,196	114,096

Depreciation and amortization	175,296	147,156

EBITDA	($508,159)	$329,592

Acquisition-related costs(a)	13,174	15,304

Non-core items and project costs, net(b)	7,343	20,241

Cloud computing amortization(c)	1,923	—

Equity-based compensation expense(d)	15,300	20,583

Foreign currency transaction (gain) loss, net(e)	(3,078)	17,168

Bad debt recovery(f)	—	(449)

Goodwill impairment(g)	850,970	—

Trade name impairment(h)	—	125,450

Asset sale leaseback (gain) loss, impairment and closed store expenses(i)	139,414	(29,083)

Adjusted EBITDA	$516,887	$498,806

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Adjusted EBITDA Footnotes

(a) Consists of acquisition costs as reflected within the unaudited consolidated statements of operations, including legal, consulting and other fees, and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.

(b) Consists of discrete items and project costs, including third party consulting and professional fees associated with strategic transformation initiatives as well as non-recurring payroll-related costs. A $15 million change in estimate related to the Tax Receivable Agreement that we entered into at the IPO related to the filing of our 2021 tax returns was recorded in the fourth quarter of 2022.

(c) Includes non-cash amortization expenses relating to the amortization of cloud computing arrangements.

(d) Represents non-cash equity-based compensation expense.

(e) Represents foreign currency transaction (gains) losses, net that primarily related to the remeasurement of our intercompany loans as well as unrealized gains and losses on remeasurement of cross currency swaps and forward contracts.

(f) Represents the recovery of previously uncollectible receivables outside of normal operations.

(g) Relates to goodwill impairment charges within the Car Wash segment.

(h) Certain indefinite-lived Car Wash trade names were impaired as the Company elected to discontinue their use.

(i) Relates to (gains) losses, net on sale leasebacks, impairment of certain fixed assets and operating lease right-of-use assets related to closed and underperforming locations, assets held for sale, and lease exit costs and other costs associated with stores that were closed prior to the respective lease termination dates.

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EXHIBIT B: Amended and Restated 2021 Driven Brands Holdings Inc. Omnibus Incentive Plan

Amended and Restated

Driven Brands Holdings Inc.

2021 Omnibus Incentive Plan

1. Purpose. The Driven Brands Holdings Inc. 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is intended to help Driven Brands Holdings Inc., a Delaware corporation (including any successor thereto, the “Company”), and its Affiliates (i) attract and retain key personnel by providing them the opportunity to acquire an equity interest in the Company or other incentive compensation measured by reference to the value of Common Stock or a targeted dollar value if denominated in cash, and (ii) align the interests of key personnel with those of the Company’s stockholders.

2. Effective Date; Duration. The Company initially established the Plan effective as of January 14, 2021 (the “Effective Date”). The Plan is hereby amended and restated effective as of the date such restated Plan is approved by the stockholders of the Company (the “Restatement Effective Date”). The expiration date of the Plan, on and after which date no Awards may be granted, shall be the tenth anniversary of the Restatement Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

3. Definitions. The following definitions shall apply throughout the Plan:

(a) “Affiliate” means any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, or Other Cash-Based Award granted under the Plan.

(c) “Award Agreement” means the agreement (whether in written or electronic form) or other instrument or document evidencing any Award granted under the Plan.

(d) “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) shall have the meaning given to such term (or term of similar import) in any employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate, or severance plan in which the Participant is eligible to participate, in either case in effect at the time of the Participant’s termination of employment or service with the Company and its Affiliates, or (ii) if “cause” or term of similar import is not defined in, or in the absence of, any such employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate, or severance plan in which the Participant is eligible to participate, means: (A) embezzlement, theft, misappropriation or conversion, or attempted embezzlement, theft, misappropriation or conversion, by Participant of any property, funds or business opportunity of the Company or any of its Subsidiaries; (B) willful failure or refusal by Participant to perform any directive of the Board or the Chief Executive Officer or the duties of his or her employment which continues for a period of thirty (30) days following notice thereof by the Board or the Chief Executive Officer to Participant; (C) any act by Participant constituting a felony (or its equivalent in any non-United States jurisdiction) or otherwise involving theft, fraud, dishonesty, misrepresentation or moral turpitude; (D) indictment for, conviction of, or plea of nolo contendere (or a similar plea) to, or the failure of Participant to contest his or her prosecution for, any other criminal offense; (E) any violation of any

2024 Proxy Statement	B-1

law, rule or regulation relating in any way to the business or activities of the Company or its Subsidiaries, or other law that is violated during the course of Participant’s performance of services, regulatory disqualification or failure to comply with any legal or compliance policies or code of ethics, code of business conduct, conflicts of interest policy or similar policies of the Company or its Subsidiaries; (F) gross negligence or material willful misconduct on the part of Participant in the performance of his or her duties as an employee, officer or director of the Company or any of its Subsidiaries; (G) Participant’s breach of fiduciary duty or duty of loyalty to the Company or any of its Subsidiaries; (H) any act or omission to act of Participant intended to materially harm or damage the business, property, operations, financial condition or reputation of the Company or any of its Subsidiaries; (I) Participant’s failure to cooperate, if requested by the Board, with any investigation or inquiry into the business practices, whether internal or external, or the Company and its Subsidiaries or Participant, including Participant’s refusal to be deposed or to provide testimony or evidence at any trial, proceeding or inquiry; (J) any chemical dependence of Participant which materially interferes with the performance of his or her duties and responsibilities to the Company or any of its Subsidiaries; or (K) Participant’s voluntary resignation or other termination of employment effected by Participant at any time when the Company could effect such termination with Cause.

(g) “Change in Control” means, in the case of a particular Award, unless the applicable Award Agreement (or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate) states otherwise, the first to occur of any of the following events:

(i) the acquisition by any Person or related “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) of Persons, or Persons acting jointly or in concert, of Beneficial Ownership (including control or direction) of 50% or more (on a fully diluted basis) of either (A) the then-outstanding shares of Common Stock, including Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”), but excluding any acquisition by the Company or any of its Affiliates, or the Investor, its Permitted Transferees or any of their respective Affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates;

(ii) a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the “Incumbent Directors”) cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two-thirds of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, shall be deemed an Incumbent Director;

(iii) the approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company; and

(iv) the consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan

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sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company), and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

(h) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.

(i) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to comply with Rule 16b-3 promulgated under the Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, or if the Board otherwise takes action hereunder on behalf of the Committee, the Board.

(j) “Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(k) “Disability” means cause for termination of the Participant’s employment or service due to a determination that the Participant is disabled in accordance with a long-term disability insurance program maintained by the Company or a determination by the U.S. Social Security Administration that the Participant is totally disabled.

(l) “$” shall refer to the United States dollar.

(m) “Eligible Director” means a director who satisfies the conditions set forth in Section 4(a) of the Plan.

(n) “Eligible Person” means any (i) individual employed by the Company or a Subsidiary; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person, (ii) director or officer of the Company or a Subsidiary, (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act, or (iv) prospective employee, director, officer, consultant or advisor who has accepted an offer of employment or service from the Company or its Subsidiaries (and would satisfy the provisions of clause (i), (ii) or (iii) above once such individual begins employment with or providing services to the Company or a Subsidiary).

(o) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.

(p) “Exercise Price” has the meaning set forth in Section 7(b) of the Plan.

(q) “Fair Market Value” means, (i) with respect to Common Stock on a given date, (x) if the Common Stock is listed on a national securities exchange, the closing sales price of a share of Common Stock reported on such exchange on such date, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (y) if the Common Stock is not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Common Stock, or (ii) with respect to any other property on any given date, the amount determined by the Committee in good faith to be the fair market value of such other property as of such date; provided, however, as to any Awards with a date of grant that is the date of the pricing of the Company’s initial public offering (if any), “Fair Market Value” shall be equal to the per share price at which the Common Stock is offered to the public in connection with such initial public offering.

(r) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

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(s) “Intrinsic Value” with respect to an Option or SAR means (i) the excess, if any, of the price or implied price per share of Common Stock in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of shares of Common Stock covered by such Award.

(t) “Immediate Family Members” has the meaning set forth in Section 14(b)(ii) of the Plan.

(u) “Indemnifiable Person” has the meaning set forth in Section 4(e) of the Plan.

(v) “Investor” means, collectively, the investment funds managed, sponsored or advised by Roark Capital Management, LLC. A reference to a member of Investor is a reference to any such investment fund.

(w) “NASDAQ” means the Nasdaq Global Select Market.

(x) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(y) “Option” means an Award granted under Section 7 of the Plan.

(z) “Option Period” has the meaning set forth in Section 7(c) of the Plan.

(aa) “Other Cash-Based Award” means an Award granted under Section 10 of the Plan that is denominated and/or payable in cash, including cash awarded as a bonus or upon the attainment of specific performance criteria or as otherwise permitted by the Plan or as contemplated by the Committee.

(bb) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(cc) “Participant” has the meaning set forth in Section 6 of the Plan.

(dd) “Performance Conditions” means specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing), which may be determined in accordance with GAAP or on a non-GAAP basis, including without limitation, on the following measures: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, net assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis; (viii) earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other “value creation” metrics; (xvii) enterprise value; (xviii) stockholder return; (xix) client or customer retention; (xx) competitive market metrics; (xxi) employee retention; (xxii) personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxiii) system-wide sales; (xxiv) cost of capital, debt leverage year-end cash position or book value; (xxv) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; (xxvi) store growth or (xxvii) same store sales growth; or any combination of the foregoing. Any one or more of the aforementioned performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure the of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate, or as compared to various stock market indices. The Performance Conditions may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur),

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and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). The Committee shall have the authority to make equitable adjustments to the Performance Conditions as may be determined by the Committee, in its sole discretion.

(ee) “Permitted Transferee” has the meaning set forth in Section 14(b)(ii) of the Plan.

(ff) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

(gg) “Released Unit” has the meaning set forth in Section 9(d)(ii) of the Plan.

(hh) “Restricted Period” has the meaning set forth in Section 9(a) of the Plan.

(ii) “Restricted Stock” means an Award of Common Stock, subject to certain specified restrictions, granted under Section 9 of the Plan.

(jj) “Restricted Stock Unit” means an Award of an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain specified restrictions, granted under Section 9 of the Plan.

(kk) “SAR Period” has the meaning set forth in Section 8(c) of the Plan.

(ll) “Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or other interpretive guidance.

(mm) “Strike Price” has the meaning set forth in Section 8(b) of the Plan.

(nn) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(oo) “Subsidiary” means any corporation or other entity, a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(pp) “Substitute Awards” has the meaning set forth in Section 5(e) of the Plan.

4.	Administration.

(a) The Committee shall administer the Plan, and shall have the sole and plenary authority to (i) designate Participants, (ii) determine the type, size, and terms and conditions of Awards to be granted and to grant such Awards, (iii) determine the method by which an Award may be settled, exercised, canceled, forfeited, suspended, or repurchased by the Company, (iv) determine the circumstances under which the delivery of cash, property or other amounts payable with respect to an Award may be deferred, either automatically or at the Participant’s or Committee’s election, (v) interpret, administer, reconcile any inconsistency in, correct any defect in and supply any omission in the Plan and any Award granted under the Plan, (vi) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan, (vii) accelerate the vesting, delivery or exercisability of, or payment for or lapse of restrictions on, or waive any condition in respect of, Awards, and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if applicable and if the Board is not acting as the Committee under the Plan), or any exception or exemption under applicable securities laws or the applicable rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan, be (1) a

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“non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and/or (2) an “independent director” under the rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation (“Eligible Director”). However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

(b) The Committee may delegate all or any portion of its responsibilities and powers to any person(s) selected by it, except for grants of Awards to persons who are non-employee members of the Board or are otherwise subject to Section 16 of the Exchange Act. Any such delegation may be revoked by the Committee at any time.

(c) As further set forth in Section 14(f) of the Plan, the Committee shall have the authority to amend the Plan and Awards to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without stockholder approval if such approval is required by applicable securities laws or regulation or NASDAQ listing guidelines.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions regarding the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons and entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board or the Committee, nor any employee or agent of the Company (each such person, an “Indemnifiable Person”), shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or willful criminal omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be involved as a party, witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or willful criminal omission or that such right of indemnification is otherwise prohibited by law or by the Company’s certificate of incorporation or by-laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) The Board may at any time and from time to time grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.	Grant of Awards; Shares Subject to the Plan; Limitations.

(a) Awards. The Committee may grant Awards to one or more Eligible Persons. All Awards granted under the Plan shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, attainment of Performance Conditions.

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(b) Share Limits. Subject to Section 11 of the Plan and subsection (e) below, the following limitations apply to the grant of Awards: (i) no more than 22,533,984 shares of Common Stock may be reserved for issuance and delivered in the aggregate pursuant to Awards granted under the Plan (the “Share Pool”); (ii) no more than 22,533,984 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum amount (based on the Fair Market Value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board in respect of service as a member of the Board during such fiscal year, shall be $500,000; provided, that the foregoing limitation shall not apply in respect of any Awards issued to (x) a non-employee director in connection with the Company’s initial public offering of shares of Common Stock, or in respect of any one-time equity grant upon his or her appointment to the Board or (y) a non-executive chairman of the Board, provided, that the non-employee director receiving such additional compensation does not participate in the decision to award such compensation.

(c) Share Counting. The Share Pool shall be reduced, on the date of grant, by the relevant number of shares of Common Stock for each Award granted under the Plan that is valued by reference to a share of Common Stock; provided that Awards that are valued by reference to shares of Common Stock but are required to be paid in cash pursuant to their terms shall not reduce the Share Pool. If and to the extent that Awards originating from the Share Pool terminate, expire, or are cash-settled, canceled, forfeited, exchanged, or surrendered without having been exercised, vested, or settled, the shares of Common Stock subject to such Awards shall again be available for Awards under the Share Pool. Notwithstanding the foregoing, the following shares of Common Stock shall not become available for issuance under the Plan: (i) shares of Common Stock tendered by Participants, or withheld by the Company, as full or partial payment to the Company upon the exercise of Options granted under the Plan; (ii) shares of Common Stock reserved for issuance upon the grant of Stock Appreciation Rights, to the extent that the number of reserved shares of Common Stock exceeds the number of shares of Common Stock actually issued upon the exercise of the Stock Appreciation Rights; and (iii) shares of Common Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the exercise of Options or SARs granted under the Plan. Shares of Common Stock withheld by, or otherwise remitted to the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on, or settlement of, an Award other an Option or SAR shall again be available for Awards under the Share Pool.

(d) Source of Shares. Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e) Substitute Awards. The Committee may grant Awards in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”), and such Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards (i.e., Substitute Awards will not be counted against the Share Pool); provided, that Substitute Awards issued or intended as Incentive Stock Options shall be counted against the aggregate number of Incentive Stock Options available under the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have been selected by the Committee and who have entered into an Award Agreement with respect to an Award granted to them under the Plan (each such Eligible Person, a “Participant”).

7.	Options.

(a) Generally. Each Option shall be subject to the conditions set forth in the Plan and in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the Award Agreement expressly states otherwise. Incentive Stock Options shall be granted only subject to and in compliance with Section 422 of the Code, and only to Eligible Persons who are employees of the Company and its Affiliates and who are eligible to receive an Incentive Stock Option under the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent not qualified, such Option or portion thereof shall be regarded as a Nonqualified Stock Option properly granted under the Plan.

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(b) Exercise Price. The exercise price (“Exercise Price”) per share of Common Stock for each Option (that is not a Substitute Award) shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant. Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 13(b).

(c) Vesting, Exercise and Expiration. The Committee shall determine the manner and timing of vesting, exercise and expiration of Options. The period between the date of grant and the scheduled expiration date of the Option (“Option Period”) shall not exceed ten years, unless the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider-trading policy or a Company-imposed “blackout period,” in which case the Option Period shall be extended automatically (other than with respect to Options with an Exercise Price as of the end of the Option Period (prior to any such extension) that is not less than the Fair Market Value of a share of Common Stock at such time) until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code). The Committee may accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect any other terms and conditions of such Option.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until the Participant has paid the Exercise Price to the Company in full, and an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. Options may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Option and the Award Agreement accompanied by payment of the Exercise Price and such applicable taxes. The Exercise Price and delivery of all applicable required withholding taxes shall be payable (i) in cash or by check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company) or any combination of the foregoing; provided, that such shares of Common Stock are not subject to any pledge or other security interest; or (ii) by such other method as elected by the Participant and that the Committee may permit, in its sole discretion, including without limitation: (A) in the form of other property having a Fair Market Value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company or its designee (including third-party administrators) is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes against delivery of the shares of Common Stock to settle the applicable trade; or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock, or whether such fractional shares of Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date on which the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two years after the date of grant of the Incentive Stock Option and (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(f) Compliance with Laws. Notwithstanding the foregoing, in no event shall the Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any

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other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the Common Stock of the Company is listed or quoted.

(g) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a parent or subsidiary of the Company (within the meaning of Sections 424(e) and 424(f) of the Code), the Option Period shall not exceed five years from the date of grant of such Option and the Exercise Price shall be at least 110% of the Fair Market Value (on the date of grant) of the shares subject to the Option.

(h) $100,000 Per Year Limitation for Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.	Stock Appreciation Rights (SARs).

(a) Generally. Each SAR shall be subject to the conditions set forth in the Plan and the Award Agreement. Any Option granted under the Plan may include a tandem SAR. The Committee also may award SARs independent of any Option.

(b) Strike Price. The strike price (“Strike Price”) per share of Common Stock for each SAR (that is not a Substitute Award) shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant; provided, however, that a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 13(b).

(c) Vesting and Expiration. A SAR granted in tandem with an Option shall vest and become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independently of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy or a Company-imposed “blackout period,” the SAR Period shall be automatically extended (other than with respect to SARs with a Strike Price as of the end of the SAR Period (prior to any such extension) that is not less than the Fair Market Value of a share of Common Stock at such time) until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code).

(d) Method of Exercise. SARs may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the holder thereof an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value as determined on the date of exercise, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

9.	Restricted Stock and Restricted Stock Units.

(a) Generally. Each Restricted Stock and Restricted Stock Unit Award shall be subject to the conditions set forth in the Plan and the applicable Award Agreement. The Committee shall establish restrictions applicable to

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Restricted Stock and Restricted Stock Units, including the period over which the restrictions shall apply (the “Restricted Period”), and the time or times at which Restricted Stock or Restricted Stock Units shall become vested (which, for the avoidance of doubt, may include service-and/or performance-based vesting conditions). To the extent permitted in the Committee’s sole discretion, and subject to such rules, approvals, and conditions as the Committee may impose from time to time, an Eligible Person who is a non-employee director may elect to receive all or a portion of such Eligible Person’s cash director fees and other cash director compensation payable for director services provided to the Company by such Eligible Person in any fiscal year, in whole or in part, in the form of Restricted Stock Units. The Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards. No share of Common Stock shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award.

(b) Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. The Committee may also cause a stock certificate registered in the name of the Participant to be issued. In such event, the Committee may provide that such certificates shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and release of restrictions, in which case the Committee may require the Participant to execute and deliver to the Company or its designee (including third-party administrators) (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock. If the Participant shall fail to execute and deliver the escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the Award Agreement, the Participant shall have the rights and privileges of a stockholder as to such Restricted Stock, including, without limitation, the right to vote such Restricted Stock.

(c) Restrictions; Forfeiture. Restricted Stock and Restricted Stock Units awarded to the Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and shall be subject to the restrictions on transferability set forth in the Award Agreement. In the event of any forfeiture, all rights of the Participant to such Restricted Stock (or as a stockholder with respect thereto), and to such Restricted Stock Units, as applicable, including to any dividends and/or dividend equivalents that may have been accumulated and withheld during the Restricted Period in respect thereof, shall terminate without further action or obligation on the part of the Company. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of grant of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect, except as set forth in the Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant or such Participant’s beneficiary (via book-entry notation or, if applicable, in stock certificate form) the shares of Restricted Stock with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to the Restricted Stock shall be distributed to the Participant in cash or in shares of Common Stock having a Fair Market Value (on the date of distribution) (or a combination of cash and shares of Common Stock) equal to the amount of such dividends, upon the release of restrictions on the Restricted Stock.

(ii) Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or such Participant’s beneficiary (via book-entry notation or, if applicable, in stock certificate form), one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit that has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may elect to (A) pay cash or part

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cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Released Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the shares of Common Stock would have otherwise been delivered to the Participant in respect of such Restricted Stock Units.

(iii) To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, if determined by the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends as of the date of payment (or a combination of cash and shares of Common Stock) (and interest may, if determined by the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled (in the case of Restricted Stock Units, following the release of restrictions on such Restricted Stock Units), and if such Restricted Stock Units are forfeited, the holder thereof shall have no right to such dividend equivalent payments.

(e) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE DRIVEN BRANDS HOLDINGS INC. 2021 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF ______, BETWEEN DRIVEN BRANDS HOLDINGS INC. AND ______. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF DRIVEN BRANDS HOLDINGS INC.

10. Other Stock-Based Awards and Other Cash-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive future grants of Awards, or other Awards denominated in Common Stock (including performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of shares of Common Stock (“Other Stock-Based Awards”) and Other Cash-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time determine. Each Other Stock-Based Award shall be evidenced by an Award Agreement, which may include conditions including, without limitation, the payment by the Participant of the Fair Market Value of such shares of Common Stock on the date of grant.

11. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment is determined by the Committee to be necessary or appropriate, then the Committee shall (other than with respect to Other Cash-Based Awards) make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without

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limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award and/or (3) any applicable performance measures (including, without limitation, Performance Conditions and performance periods);

(ii) providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate or become no longer exercisable upon the occurrence of such event); and

(iii) cancelling any one or more outstanding Awards (or awards of an acquiring company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per-share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value (as of the date specified by the Committee) of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 11 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 11 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 promulgated under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. In anticipation of the occurrence of any event listed in the first sentence of this Section 11, for reasons of administrative convenience, the Committee in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to, and/or up to 30 days after, the anticipated occurrence of any such event.

12.	Effect of Termination of Service or a Change in Control on Awards.

(a) Termination. To the extent permitted under Section 409A of the Code, the Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and to the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of the Participant’s termination of service prior to the end of a performance period or vesting, exercise or settlement of such Award.

(b) Change in Control. In the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Committee may provide for: (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent; (ii) substitution by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding Awards (in the case of an Option or SAR, the Intrinsic Value at grant of such Substitute Award shall equal the Intrinsic Value of the Award); (iii) acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or other performance conditions deemed met at target) or right to exercise such outstanding Awards immediately prior to or as of the date of the Change in Control, and the expiration of such outstanding Awards to the extent not timely exercised by the date of the Change in Control or other date thereafter designated by the Committee; or (iv) in the case of an Option or SAR, cancelation in consideration of a payment in cash or other consideration to the Participant who holds such Award in an amount equal to the Intrinsic Value of such Award

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(which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SARs for which the exercise or strike price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

13.	Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any applicable rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted, for changes in GAAP to new accounting standards); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, unless the Committee determines that such amendment, alteration, suspension, discontinuance or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent not inconsistent with the terms of any applicable Award Agreement or the Plan, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after the Participant’s termination of employment or service with the Company); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant unless the Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation; provided, further, that except as otherwise permitted under Section 11 of the Plan, if (i) the Committee reduces the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee cancels any outstanding Option or SAR and replaces it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner that would either (A) be reportable on the Company’s proxy statement or Form 10-K (if applicable) as Options that have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment), (iii) the Committee takes any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or (iv) the Committee cancels any outstanding Option or SAR that has a per-share Exercise Price or Strike Price (as applicable) at or above the Fair Market Value of a share of Common Stock on the date of cancellation, and pays any consideration to the holder thereof, whether in cash, securities, or other property, or any combination thereof, then, in the case of the immediately preceding clauses (i) through (iv), any such action shall not be effective without stockholder approval.

14.	General.

(a) Award Agreements; Other Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of any conflict between the terms of the Plan and any Award Agreement or employment, change-in-control, severance or other agreement in effect with the Participant, the term of the Plan shall control.

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(b) Non-transferability.

(i) Each Award shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may permit Awards (other than Incentive Stock Options) to be transferred by the Participant, without consideration, subject to such rules as the Committee may adopt, to (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant or the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Board or the Committee, or (2) as provided in the applicable Award Agreement; (each transferee described in clause (A), (B), (C) or (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding paragraph shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award Agreement, to the Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the transferred Award, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement; and (E) any non-competition, non-solicitation, non-disparagement, non-disclosure, or other restrictive covenants contained in any Award Agreement or other agreement between the Participant and the Company or any Affiliate shall continue to apply to the Participant and the consequences of the violation of such covenants shall continue to be applied with respect to the transferred Award, including without limitation the clawback and forfeiture provisions of Section 14(t) of the Plan.

(c) Dividends and Dividend Equivalents. The Committee may provide the Participant with dividends or dividend equivalents as part of an Award, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable (i) in respect of outstanding Options or SARs or (ii) in respect of any other Award unless and until the Participant vests in such underlying Award; provided, further, that dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no later than March 15th of the calendar year, after such Awards are earned and become payable or distributable (and the right to any such accumulated dividends or dividend equivalents shall be forfeited upon the forfeiture of the Award to which such dividends or dividend equivalents relate).

(d) Tax Withholding.

(i) The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, shares

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of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes (up to the maximum permissible withholding amounts) in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action that the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes.

(ii) Without limiting the generality of paragraph (i) above, the Committee may permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) payment in cash, (B) the delivery of shares of Common Stock (which shares are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value on such date equal to such withholding liability or (C) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value on such date equal to such withholding liability. In addition, subject to any requirements of applicable law, the Participant may also satisfy the tax withholding obligations by other methods, including selling shares of Common Stock that would otherwise be available for delivery, provided that the Board or the Committee has specifically approved such payment method in advance.

(e) No Claim to Awards; No Rights to Continued Employment, Directorship or Engagement. No employee, director of the Company, consultant providing service to the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, or to continue in the employ or the service of the Company or an Affiliate, nor shall it be construed as giving any Participant who is a director any rights to continued service on the Board.

(f) International Participants. With respect to Participants who reside or work outside of the United States, the Committee may amend the terms of the Plan or appendices thereto, or outstanding Awards, with respect to such Participants, in order to conform such terms with or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this subsection, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership that vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

(g) Beneficiary Designation. The Participant’s beneficiary shall be the Participant’s spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, the Participant’s estate, except to the extent that a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of a Participant residing or working outside the United States, any required distribution under the Plan shall be made to the executor or administrator of the estate of the Participant, or to such other individual as may be prescribed by applicable law.

(h) Termination of Employment or Service. The Committee, in its sole discretion, shall determine the effect of all matters and questions related to the termination of employment of or service of a Participant. Except as otherwise provided in an Award Agreement, or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice versa) shall be

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considered a termination of employment or service with the Company or an Affiliate; and (ii) if the Participant’s employment with the Company or its Affiliates terminates, but such Participant continues to provide services with the Company or its Affiliates in a non-employee capacity (including as a non-employee director) (or vice versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.

(i) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j) Government and Other Regulations.

(i) Nothing in the Plan shall be deemed to authorize the Committee or Board or any members thereof to take any action contrary to applicable law or regulation, or rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

(ii) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, U.S. federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(iii) The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

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(k) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to such person’s spouse, child, or relative, or an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(l) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or to otherwise segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

(n) Reliance on Reports. Each member of the Committee and each member of the Board (and each such member’s respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than such member or designee.

(o) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(p) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(q) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(r) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.

(s) Section 409A of the Code.

(i) It is intended that the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under

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Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii) Notwithstanding anything in the Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A(a) (2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” within the meaning of Section 409A of the Code or, if earlier, the Participant’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) In the event that the timing of payments in respect of any Award that would otherwise be considered “deferred compensation” subject to Section 409A of the Code would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(t) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the Committee may cancel an Award if the Participant, without the consent of the Company, (A) has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate while employed by or providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities or (B) violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate, as determined by the Committee, or if the Participant’s employment or service is terminated for Cause. The Committee may also provide in an Award Agreement that in any such event the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Company. The Committee may also provide in an Award Agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. In addition, the Company shall retain the right to bring an action at equity or law to enjoin the Participant’s activity and recover damages resulting from such activity. Further, Awards shall be subject (including on a retroactive basis) to all clawback, forfeiture or similar policies and requirements adopted by the Company (and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements), including, without limitation, the Driven Brands Holdings Inc. Rule 10D-1 Clawback Policy. No recovery of compensation under such clawback policies and requirements will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company. Further, notwithstanding anything to the contrary, no Participant shall be entitled to any indemnification or advancement of expenses for any liability or loss incurred in connection with or as a result of any action taken by the Company to enforce the clawback policies of the Company.

(u) No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

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(v) No Interference. The existence of the Plan, any Award Agreement, and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company, the Board, the Committee, or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, or preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or that are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(w) Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(x) Whistleblower Acknowledgments. Notwithstanding anything to the contrary herein, nothing in this Plan or any Award Agreement will (i) prohibit a Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or (ii) require prior approval by the Company or any of its Affiliates of any reporting described in clause (i).

* * *

The Plan was initially adopted by the Board on January 6, 2021, and this amendment and restatement was adopted by the Board on February 27, 2024.

The Plan was initially approved by the stockholders of the Company on January 14, 2021, and this amendment and restatement was approved by the stockholders of the Company on May 9, 2024.

2024 Proxy Statement	B-19

SCAN TO VIEW MATERIALS & VOTE w DRIVEN BRANDS HOLDINGS INC. 440 SOUTH CHURCH ST., SUITE 700 VOTE BY INTERNET CHARLOTTE, NC 28202 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on May 8, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/DRVN2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on May 8, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V42551-P07324 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY DRIVEN BRANDS HOLDINGS INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR ALL number(s) of the nominee(s) on the line below. nominees listed in Proposal 1: 1. Election of Directors ! ! ! Nominees: 01) Neal Aronson 02) Jonathan Fitzpatrick 03) Jose Tomás The Board of Directors recommends you vote FOR Proposals 2, 3 and 4: For Against Abstain 2. Advisory vote to approve the compensation of our named executive officers. ! ! ! 3. Approval of the Amended and Restated Driven Brands Holdings Inc. 2021 Omnibus Incentive Plan. ! ! ! 4. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending ! ! ! December 28, 2024. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V42552-P07324 DRIVEN BRANDS HOLDINGS INC. Annual Meeting of Stockholders May 9, 2024 This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Gary Ferrera and Scott O’Melia, each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Driven Brands Holdings Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m., EDT on May 9, 2024, virtually via live webcast at www.virtualshareholdermeeting.com/DRVN2024, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof (including, if applicable, on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve). This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR ALL of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side